Use these links to rapidly review the document

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208191

          SUBJECT TO COMPLETION, DATED MARCH 25, 2021

Preliminary Prospectus Supplement
(To Prospectus dated November 20, 2018)

AmerisourceBergen Corporation

$        % Senior Notes due

$        % Senior Notes due

         We are offering $            aggregate principal amount of        % Senior Notes due        (the "        Senior Notes") and $            aggregate principal amount of            % Senior Notes due        (the "        Senior Notes" and, together with the        Senior Notes, the "notes"). The        Senior Notes will bear interest at a rate of        % per year, payable semi-annually in arrears on                        and                         of each year, beginning on                         , 2021. The        Senior Notes will bear interest at a rate of            % per year, payable semi-annually in arrears on                        and                         of each year, beginning on              , 2021. The        Senior Notes will mature on                        unless earlier redeemed or repurchased. The        Senior Notes will mature on               unless earlier redeemed or repurchased.

         The notes will be unsecured and will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness and senior to any of our future indebtedness, if any, that expressly provides for its subordination to the notes. The notes will be effectively junior to all of our future secured indebtedness and structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries.

         We intend to use the net proceeds of the offering to finance the Acquisition (as defined in this prospectus supplement) and related fees and expenses, and for general corporate purposes. To the extent this offering is not completed or if the net proceeds from this offering are less than the aggregate amount of cash purchase price of the Acquisition and related fees and expenses, we have obtained $3.025 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $2.025 billion. For a more detailed discussion, see "Use of Proceeds." This offering is not contingent on the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. In the event that the Acquisition is not completed on or before January 6, 2022, or if, prior to such time, the Share Purchase Agreement (as defined in this prospectus supplement) is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem the notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, as described in this prospectus supplement under "Description of Notes — Mandatory Redemption Upon Acquisition Termination."Additionally, we may redeem the notes in whole or in part at any time at the applicable redemption price set forth in this prospectus supplement, plus accrued and unpaid interest to the redemption date.

         If a change of control triggering event (as defined in this prospectus supplement) occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any.

         Investing in the notes involves risks. See "Risk Factors" beginning on page S-18 of this prospectus supplement for a discussion of certain risks you should consider prior to deciding whether to purchase the notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Proceeds to AmerisourceBergen (Before Expenses)

Per Senior Note	%	%	%
Per Senior Note	%	%	%

Total	$	$	$

         The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from                        , 2021 and accrued interest must be paid by the purchaser if the notes are delivered after that date.

         The notes will not be listed on any securities exchange. Currently, there are no public trading markets for the notes.

         The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, on or about                        , 2021.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Morgan Stanley	Wells Fargo Securities

The date of this Prospectus Supplement is                        , 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which contains the terms of this offering and of the notes. The second part is the accompanying prospectus, dated November 20, 2018, which we refer to in this prospectus supplement as the "accompanying prospectus." The accompanying prospectus is part of our Registration Statement on Form S-3 (Registration No. 333-228489) and contains more general information about the securities we may offer from time to time, some of which does not apply to this offering. The prospectus supplement and the accompanying prospectus also incorporate by reference the documents that are described under "Documents Incorporated by Reference." Generally, when we refer to "this prospectus," we are referring to both parts of this document combined.

        In making your investment decision, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part and any free writing prospectus we file with the Securities and Exchange Commission (which we refer to as the "SEC"). We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

        If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement or the accompanying prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

        You should not assume the information contained in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part or any free writing prospectus we file with the SEC is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, condition (financial or otherwise), results of operations and prospects may have changed since those dates.

        References in this prospectus to "AmerisourceBergen," "we," "us" and "our" and all similar references are to AmerisourceBergen Corporation (parent company only) and not to any of its subsidiaries, unless otherwise stated or the context otherwise requires. Specifically, in the "Summary — AmerisourceBergen Corporation" section of this prospectus supplement, references to "AmerisourceBergen," "we," "us" and "our" and all similar references are to AmerisourceBergen Corporation and its consolidated subsidiaries.

        PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently, no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

        PROHIBITION OF SALES TO UK RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("EUWA"); or (ii) a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of "retained EU law", as defined in the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

        The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

S-iii

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement, which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents. Unless we specifically state otherwise, we do not incorporate by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. The SEC file number for these documents is 1-16671.

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 19, 2020 (including portions of our definitive proxy statement on Schedule 14A filed with the SEC on January 28, 2021, incorporated therein by reference);

  •
  Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 4, 2021;

  •
  Our Current Report on Form 8-K filed with the SEC on January 8, 2021 (excluding Item 7.01 and Exhibits 99.1 and 99.2) and each of our Current Reports on Form 8-K filed with the SEC on February 18, 2021, March 16, 2021 and March 23, 2021; and

  •
  The description of our common stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on November 19, 2020.

        Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any subsequently filed document that also is incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087
Telephone: (610) 727-7000
Attention: Secretary

        Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings as described under the heading "Where You Can Find More Information" in the accompanying prospectus.

S-iv

SUMMARY

        This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein, which are described in the accompanying prospectus under "Where You Can Find More Information" and in this prospectus supplement under "Documents Incorporated by Reference," prior to deciding whether to purchase the notes. For purposes of the section below, "Summary — AmerisourceBergen Corporation," references to "AmerisourceBergen," "we," "us," and "our" are to AmerisourceBergen Corporation and its consolidated subsidiaries.

 AmerisourceBergen Corporation

        We are one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians, and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services, niche premium logistics services, inventory management, pharmacy automation, pharmacy management, and packaging solutions.

Proposed Acquisition of Walgreens Boots Alliance, Inc.'s ("WBA") Alliance Healthcare Businesses and Strategic Rationale

        We believe that our acquisition of the majority of WBA's Alliance Healthcare businesses (the "Acquisition"), as one of the largest pharmaceutical wholesalers in Europe, will extend our core wholesale, distribution and related solutions capabilities, enhance our existing global platform of manufacturer services, and further our ability to support global patient access to pharmaceutical products. The Alliance Healthcare businesses supply medicines, other healthcare products and related services to pharmacies, doctors, health centers and hospitals through distribution centers. The Alliance Healthcare businesses also offer services to healthcare manufacturers, supporting them at various stages of their product journey through innovative services including: pre-wholesale, specialty, clinical trials, and comparative sourcing, generics, along with their own brand and an independent pharmacy network. The Acquisition will expand our core wholesale and specialty distribution business from the United States, Canada and Brazil to Europe with the addition of Alliance Healthcare's wholesale and pre-wholesale business in 13 countries.

        We expect the Acquisition to:

  •
  Extend our (i) distribution presence with the addition of an established European leader and (ii) global platform of higher-margin manufacturer services to support pharmaceutical innovation.  Alliance Healthcare partners with healthcare companies and professionals to deliver a range of logistics and supply chain services and innovative solutions to help improve patient care. We believe global reach and specialty logistics capabilities are vital with rapidly accelerating pharmaceutical innovation, particularly for specialty medicines and with the advancement of cell and gene therapies.

  •
  Enhance AmerisourceBergen's scale and margin profile.  We believe Alliance Healthcare will strengthen our platform to deliver continued growth across pharmaceutical distribution and manufacturer services.

Share Purchase Agreement

        On January 6, 2021, we entered into a Share Purchase Agreement (the "Share Purchase Agreement") with WBA, pursuant to which we have agreed to acquire from WBA the majority of WBA's Alliance Healthcare businesses for approximately $6.5 billion, composed of $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of our common stock. WBA's operations in China, Italy and Germany are not part of this transaction. We expect to fund the cash purchase price through a combination of cash on hand and debt financing, including the net proceeds of this offering and the proceeds of the Term Credit Agreement. We have also obtained $3.025 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $2.025 billion, and we do not expect to borrow under any bridge financing facilities if we are able to raise sufficient proceeds in this offering to finance the Acquisition, together with our cash on hand and the proceeds of the Term Credit Agreement. The Acquisition is subject to the satisfaction of customary closing conditions, including receipt of applicable regulatory approvals.

        The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on January 8, 2021 and incorporated by reference into this prospectus supplement.

Financing Transactions

Term Loan Facility

        On February 17, 2021, we entered into a Term Credit Agreement, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Term Credit Agreement"). We entered into the Term Credit Agreement in connection with the Acquisition. The Term Credit Agreement provides for a senior unsecured term facility of US$1.0 billion (the "Term Loan"), which matures two years from the date on which the Term Loan is drawn under the Term Credit Agreement (such date the Term Loan is drawn, the "Closing Date"). The proceeds of the Term Loan will be used to pay a portion of the cash consideration in respect of the Acquisition and to pay fees and expenses incurred in connection with the Acquisition. The Closing Date and the funding under the Term Credit Agreement are subject to customary conditions, including the consummation of the Acquisition. The Term Credit Agreement contains certain affirmative, negative and financial covenants that are substantially similar to the covenants contained in our existing $1.4 billion multi-currency senior unsecured revolving credit facility and also contains customary events of default. The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 18, 2021 and is incorporated by reference into this prospectus supplement.

        As discussed below, in connection with the Acquisition, the Company obtained $3.025 billion in bridge financing commitments to fund the cash purchase price of the Acquisition. As a result of entering into the Term Credit Agreement, such bridge financing commitments have been automatically reduced by the amount of the commitments under the Term Credit Agreement.

Bridge Facility

        We have obtained $3.025 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $2.025 billion. We do not expect to borrow under any bridge financing facilities if we are able to raise sufficient proceeds in this offering to finance the Acquisition, together with our cash on hand and the proceeds of the Term Credit Agreement.

Sources and Uses

        The following table outlines the estimated sources and uses of funds for the Acquisition and related costs and expenses. The dollar amounts presented below will likely vary from the estimates reflected in the following table, in particular due to fluctuations in exchange rates. See "Use of Proceeds."

(in millions) Sources	Amount	Uses	Amount
AmerisourceBergen cash	$3,350	Purchase price	$6,475
Term loan	1,000	Cash consideration	6,275
Investment grade bonds	2,025	Equity consideration	200
Equity consideration	200	Transaction expenses	100

Total Sources	$6,575	Total uses	$6,575

 The Offering

        The following is a brief summary of certain terms and conditions of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	AmerisourceBergen Corporation.
Notes Offered	$ aggregate principal amount of % Senior Notes due (the " Senior Notes"). $ aggregate principal amount of % Senior Notes due (the " Senior Notes").
Maturity Date	for the Senior Notes.
for the Senior Notes.
Interest

Interest on the        Senior Notes will accrue at the rate of        % per annum and be paid semi-annually on            and            of each year, beginning on              , 2021. Interest on the        Senior Notes will accrue at the rate of        % per annum and be paid semi-annually on            and            of each year, beginning on                , 2021. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

No Initial Guarantees

None of our subsidiaries will initially guarantee the notes. However, certain of our domestic subsidiaries will be obligated to guarantee the notes under certain circumstances. See "Description of Notes — Additional Covenants."

Ranking	The notes will be unsecured and unsubordinated and will rank:
• equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;
• senior to any of our future subordinated debt, if any, that expressly provides for its subordination to the notes; and
• effectively junior to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of December 31, 2020, we had no subordinated debt, and our subsidiary, Amerisource Receivables Financial Corporation, had an aggregate principal amount of $350 million outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein. The notes will be structurally subordinated to all existing and future recourse indebtedness and other liabilities, including trade payables, of our subsidiaries to the extent of the value of the assets of such subsidiaries. As of December 31, 2020, the notes were structurally subordinated to an aggregate of $11.6 billion of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries. Following this offering and the Acquisition, the notes will be structurally subordinated to an aggregate of $13.7 billion of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries.

Certain Covenants

The indenture governing the        Senior Notes and the indenture governing the        Senior Notes each contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to create liens and enter into sale-leaseback transactions and limit our ability to merge or consolidate with or into another person or to sell, lease or convey all or substantially all of our and our restricted subsidiaries' assets, taken as a whole. These limitations are subject to a number of important qualifications and exceptions. See "Description of Notes — Additional Covenants" in this prospectus supplement and "Description of Debt Securities — Consolidation, Merger or Sale of Assets" in the accompanying prospectus.

Change of Control

If a change of control triggering event occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any. See "Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event" in this prospectus supplement.

Optional Redemption

We may redeem the        Senior Notes in whole or in part at any time prior to            (the date that is                        prior to the maturity date of the notes) (the "        Notes Par Call Date") at a "make-whole" redemption price and at any time on or after the        Notes Par Call Date at 100% of the principal amount, in each case plus accrued and unpaid interest to the redemption date.

We may redeem the        Senior Notes in whole or in part at any time prior to            (the date that is                        prior to the maturity date of the notes) (the "        Notes Par Call Date") at a "make-whole" redemption price and at any time on or after the        Notes Par Call Date at 100% of the principal amount, in each case plus accrued and unpaid interest to the redemption date. See "Description of Notes — Optional Redemption."

Mandatory Redemption Upon Acquisition Termination

If the Acquisition is not completed on or before January 6, 2022, or, if prior to such time, the Share Purchase Agreement is terminated other than in connection with the consummation of the Acquisition, we will be required to redeem the notes, in whole but not in part, at the redemption prices described herein under the caption "Description of Notes — Mandatory Redemption upon Acquisition Termination."

Denominations	The notes of each series will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Book-Entry Form

The notes of each series will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with, or on behalf of, The Depository Trust Company (referred to in this prospectus supplement as "DTC"). Investors may elect to hold interests in the global notes through DTC and its direct and indirect participants. Beneficial interests in any of the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances. See "Description of Notes — Global Securities" in this prospectus supplement and "Description of Debt Securities — Legal Ownership of Debt Securities" in the accompanying prospectus.

Trustee	U.S. Bank National Association.
Governing Law	New York.
Trading

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make markets in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the notes will be approximately $            billion (after deducting underwriting discounts and our offering expenses). We intend to use the net proceeds of the offering to finance the Acquisition and to pay related fees and expenses and for general corporate purposes. See "Use of Proceeds."

Risk Factors

See "Risk Factors" beginning on page S-18 and the other information included or incorporated by reference in this prospectus for a discussion of certain risks you should carefully consider before deciding whether to purchase the notes.

 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF
AMERISOURCEBERGEN CORPORATION

        We derived the following summary historical consolidated financial and other data as of and for each of the fiscal years ended September 30, 2020 and September 30, 2019 from our audited consolidated financial statements and related notes, as of and for the three months ended December 31, 2020 and December 31, 2019, from our unaudited consolidated financial statements and related notes, each of which is incorporated by reference into this prospectus supplement. You should not consider our results for the three-month or annual periods, or our financial condition as of any such dates, to be indicative of our results or financial condition to be expected for or as of any future period. Our unaudited consolidated financial statements have been prepared on the same basis as our audited financial statements and, in the opinion of our management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited interim periods. The summary historical consolidated financial information and other data presented below does not contain all of the information you should consider before deciding whether to invest in the notes and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our Quarterly Report on Form 10-Q for the three months ended December 31, 2020 and our consolidated financial statements and notes thereto, in each case incorporated by reference into this prospectus supplement.

	Fiscal Year Ended September 30,		Three Months Ended December 31,
(in millions, except per share data)	2020	2019	2020	2019
Consolidated Statements of Operations Data:
Revenue	$189,894	$179,589	$52,517	$47,865
Operating (loss) income	$(5,135)	$1,112	$547	$263
Net (loss) income	$(3,400)	$854	$379	$187
Net (income) loss attributable to noncontrolling interest	$(9)	$1	$(4)	$1
Net (loss) income attributable to AmerisourceBergen Corporation	$(3,409)	$855	$375	$188
Per Common Share Data:
Basic	$(16.65)	$4.07	$1.83	$0.91
Diluted	$(16.65)	$4.04	$1.81	$0.90
Cash dividends declared	$1.66	$1.60	$0.44	$0.40
Consolidated Balance Sheets Data (end of period):
Total assets	$44,275	$39,172	$45,847	$40,017
Total long-term debt	$3,618	$4,034	$3,641	$3,636
Total stockholders' (deficit) equity	$(840)	$2,993	$(512)	$3,069

Other Financial Data

	Fiscal Year Ended September 30,		Three Months Ended December 31,
(in millions, except per share data)	2020	2019	2020	2019
Adjusted operating income(1)	$2,204	$2,051	$617	$495
Adjusted net income attributable to AmerisourceBergen Corporation(1)	$1,632	$1,502	$451	$365
Adjusted diluted earnings per share(1)	$7.90	$7.09	$2.18	$1.76
EBITDA(1)	$(4,765)	$1,587	$661	$365
Adjusted EBITDA(1)	$2,487	$2,353	$692	$563

(1)
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted operating income, adjusted net income attributable to AmerisourceBergen Corporation, and adjusted diluted earnings per share. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies. The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company's operating performance, to perform financial planning, and to determine incentive compensation. Therefore, we believe that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect our core operating performance because such items are outside the control of us or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. We believe that EBITDA and Adjusted EBITDA, which are also non-GAAP financial measures, are appropriate measures for evaluating our operating performance because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP follow (the sum of the components may not equal the total due to rounding):

	Three Months Ended December 31,
(in millions)	2020	2019
Reconciliation of Adjusted Operating Income
Operating income	$547	$263

Gain from antitrust litigation settlements	—	(8)
LIFO (credit) expense	(26)	13
PharMEDium remediation costs	—	16
Acquisition-related intangibles amortization	25	34
Employee severance, litigation, and other(1)	70	39
Impairment of PharMEDium assets	—	138

Non-GAAP adjustments	69	232

Adjusted operating income	$617	$495

(1)
Includes $32.1 million of litigation and opioid-related costs related to legal fees in connection with opioid lawsuits and investigations and $38.3 million of other costs in connection with acquisition-related deal and integration costs, business transformation efforts, and other restructuring initiatives in the three months ended December 31, 2020. Includes $0.8 million of employee severance, $24.7 million of litigation and opioid-related costs related to legal fees in connection with opioid lawsuits and investigations, and $13.8 million of other costs in connection with acquisition-related deal and integration costs, business transformation efforts, and other restructuring initiatives in the three months ended December 31, 2019.

	Fiscal Year Ended September 30,
(in millions)	2020	2019
Reconciliation of Adjusted Operating Income
Operating (loss) income	$(5,135)	$1,112

Gain from antitrust litigation settlements	(9)	(146)
LIFO expense (credit)	7	(23)
PharMEDium shutdown and remediation costs	59	69
New York State Opioid Stewardship Act	15	(22)
Acquisition-related intangibles amortization	110	160
Employee severance, litigation, and other(1)	6,807	330
Impairment of PharMEDium assets	362	570
Contingent consideration	(12)	—

Non-GAAP adjustments	7,339	938

Adjusted operating income	$2,204	$2,051

(1)
Includes $34.4 million of employee severance, a $6,606.9 million legal accrual and $115.4 million of legal fees in connection with opioid lawsuits and investigations, and $50.6 million of other costs in connection with business transformation efforts, other restructuring initiatives, and acquisition-related deal and integration costs in the fiscal year ended September 30, 2020. Includes $34.1 million of employee severance, $116.7 million of legal settlements, $68.5 million of litigation and opioid-related costs primarily related to legal fees in connection with opioid lawsuits and investigations, and $111.2 million of other costs in connection with business transformation efforts, acquisition-related deal and integration costs, and other restructuring initiatives in the fiscal year ended September 30, 2019.

	Three Months Ended December 31,
(in millions, except per share data)	2020	Diluted Per Share Amount	2019	Diluted Per Share Amount
Reconciliation of Adjusted Net Income Attributable to AmerisourceBergen Corporation and Adjusted Diluted Earnings per Share
Net income attributable to AmerisourceBergen Corporation	$375	$1.81	$188	$0.90
Gain from antitrust litigation settlements	—	—	(7)	(0.03)
LIFO (credit) expense	(21)	(0.10)	10	0.05
PharMEDium remediation costs	—	—	12	0.06
Acquisition-related intangibles amortization	21	0.10	25	0.12
Employee severance, litigation, and other	58	0.28	30	0.15
Impairment of PharMEDium assets	—	—	106	0.51
Certain discrete tax benefits(1)	(20)	(0.10)	—	—
Tax reform(2)	38	0.19	—	—

Adjusted net income attributable to AmerisourceBergen Corporation and adjusted diluted earnings per share	$451	$2.18	$365	$1.76

(1)
Represents discrete tax benefits primarily attributable to the income tax deductions resulting from the permanent shutdown of the PharMEDium business.

(2)
Includes tax expense relating to Swiss tax reform and a gain on the currency remeasurement of the related deferred tax assets, which is recorded within Other (Income) Loss in the Statements of Operations.

	Fiscal Year Ended September 30,
(in millions, except per share data)	2020(1)	Diluted Per Share Amount	2019	Diluted Per Share Amount
Reconciliation of Adjusted Net Income Attributable to AmerisourceBergen Corporation and Adjusted Diluted Earnings per Share
Net (loss) income attributable to AmerisourceBergen Corporation	$(3,409)	$(16.65)	$855	$4.04
Gain from antitrust litigation settlements	(7)	(0.03)	(108)	(0.51)
LIFO expense (credit)	6	0.03	(17)	(0.08)
PharMEDium shutdown and remediation costs	46	0.22	51	0.24
New York State Opioid Stewardship Act	12	0.06	(16)	(0.08)
Acquisition-related intangibles amortization	85	0.41	116	0.55
Employee severance, litigation, and other(2)	5,685	27.66	246	1.16
Impairment of PharMEDium assets	282	1.37	421	1.99
Contingent consideration	(4)	(0.02)	—	—
Loss on early retirement of debt	17	0.08	—	—
Gain on sale of an equity investment	—	—	(10)	(0.05)
Certain discrete tax benefits(3)	(721)	(3.49)	—	—
Tax reform(4)	(361)	(1.75)	(37)	(0.17)

Adjusted net income attributable to AmerisourceBergen Corporation and adjusted diluted earnings per share	$1,632	$7.90	$1,502	$7.09

(1)
For the adjusted presentation, diluted weighted average common shares outstanding were adjusted to 206.6 million to include the impact of the stock options and restricted stock units that were anti-dilutive for GAAP presentation.

(2)
Includes a $6.6 billion legal expense accrual in connection with opioid lawsuits in the fiscal year ended September 30, 2020.

(3)
Represents discrete tax benefits primarily attributable to the income tax deductions resulting from the permanent shutdown of the PharMEDium business.

(4)
Represents a tax benefit relating to Swiss tax reform in the fiscal year ended September 30, 2020. The fiscal year ended September 30, 2019 includes a measurement period adjustment of the one-time transition tax on historical financial earnings and profits through December 31, 2017.

	Three Months Ended December 31,
(in millions)	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA
Net income	$379	$187
Income tax expense	149	43
Interest expense	34	31
Depreciation and amortization	100	105

EBITDA	661	365

Gain from antitrust litigation settlements	—	(8)
LIFO (credit) expense	(26)	13
PharMEDium remediation costs	—	16
Employee severance, litigation, and other	70	39
Impairment of PharMEDium assets	—	138
Tax reform(1)	(14)	—

Non-GAAP adjustments to EBITDA	30	198

Adjusted EBITDA	$692	$563

(1)
Includes a gain on the currency remeasurement of the deferred tax assets related to Swiss tax reform, which is recorded within Other (Income) Loss in the Statements of Operations.

	Fiscal Year Ended September 30,
(in millions)	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA
Net (loss) income	$(3,400)	$854
Income tax (benefit) expense	(1,894)	113
Interest expense	138	158
Depreciation and amortization	391	462

EBITDA	(4,765)	1,587

Gain from antitrust litigation settlements	(9)	(146)
LIFO expense (credit)	7	(23)
PharMEDium shutdown and remediation costs	59	69
New York State Opioid Stewardship Act	15	(22)
Employee severance, litigation, and other(1)	6,807	330
Impairment of PharMEDium assets	362	570
Contingent consideration	(12)	—
Loss on early retirement of debt	22	—
Gain on sale of an equity investment	—	(14)

Non-GAAP adjustments to EBITDA	7,251	764

Adjusted EBITDA	$2,487	$2,353

(1)
Includes a $6.6 billion legal expense accrual in connection with opioid lawsuits in the fiscal year ended September 30, 2020.

 SUMMARY HISTORICAL COMBINED FINANCIAL DATA OF ALLIANCE
HEALTHCARE BUSINESSES

        We derived the following summary historical combined financial and other data as of and for each of the years ended August 31, 2020 and August 31, 2019 from Alliance Healthcare's audited combined financial statements and related notes, and as of and for the quarter ended November 30, 2020 and for the quarter ended November 30, 2019 from Alliance Healthcare's unaudited combined condensed financial statements and related notes, each of which is incorporated by reference into this prospectus supplement. The summary historical combined financial information and other data presented below does not contain all of the information you should consider before deciding whether to invest in the notes, and should be read in conjunction with Alliance Healthcare's audited combined financial statements, unaudited combined condensed financial statements, and related notes thereto, included in our Current Report on Form 8-K filed on March 23, 2021, incorporated by reference into this prospectus supplement.

	Fiscal Year Ended August 31,		Three Months Ended November 30,
(in millions)	2020	2019	2020	2019
Combined Statements of Earnings:
Sales	$17,290	$16,547	$4,793	$4,359
Related party sales	1,779	1,813	453	457

Total sales	19,069	18,360	5,246	4,816
Cost of sales	17,130	16,443	4,737	4,331

Gross profit	1,939	1,917	509	486
Selling, general, and administrative expenses	1,620	1,708	423	399

Operating income	319	209	87	87
Other expense	(2)	(2)	—	—

Earnings before interest and income tax provision	317	207	87	87
Interest expense, net	49	77	11	13

Earnings before income tax provision	268	131	76	74
Income tax provision	71	42	20	17
Post-tax earnings from equity-method investments	10	15	7	4

Net earnings	207	104	63	61
Net earnings attributable to noncontrolling interests	9	6	4	3

Net earnings attributable to the Business	$198	$98	$59	$58

Combined Balance Sheet Data (end of period):
Total current assets	$6,633	$6,126	$6,957
Total non-current assets	$5,003	$4,446	$4,994
Total current liabilities	$5,505	$4,980	$5,793
Total non-current liabilities	$1,277	$1,019	$1,235
Total equity	$4,854	$4,573	$4,923

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following summary unaudited pro forma condensed combined financial information of AmerisourceBergen Corporation and WBA's Alliance Healthcare businesses (which is being presented for illustrative purposes only) assumes that WBA's Alliance Healthcare businesses had been owned by AmerisourceBergen Corporation for the period and at the date presented. AmerisourceBergen Corporation and the Alliance Healthcare businesses may have performed differently had they actually been combined for all periods or on the date presented. You should not rely on the following summary unaudited pro forma condensed combined financial information as being indicative of the results or financial condition that would have been achieved had AmerisourceBergen Corporation and the Alliance Healthcare businesses been combined during the periods or on the date presented or of the actual future results or financial condition of AmerisourceBergen Corporation that may be achieved following consummation of the Acquisition. See "Risk Factors — Risks Related to Our Strategic Transactions with Walgreens Boots Alliance, Inc. ("WBA") — The combined business may underperform our expectations or may cause our financial results to differ from those expectations." This information is only a summary, does not contain all of the information you should consider before deciding whether to invest in the notes, and has been derived from and should be read in conjunction with the more detailed unaudited pro forma condensed combined financial information of AmerisourceBergen Corporation and the Alliance Healthcare businesses and the notes thereto. See "Unaudited Pro Forma Condensed Combined Financial Statements" included in our Current Report on Form 8-K filed on March 23, 2021, incorporated by reference into this prospectus supplement.

	Pro Forma Combined
(in millions, except per share data)	Fiscal Year 2020	Three months ended December 31, 2020
Condensed Combined Statements of Operations Data:
Revenue	$208,963	$57,763
Operating (loss) income	$(4,916)	$611
Net (loss) income attributable to combined company	$(3,280)	$416
Per common share
Basic	$(15.87)	$2.01
Diluted	$(15.87)	$1.99

As of December 31, 2020
Condensed Combined Balance Sheet Data:
Total current assets	$37,043
Total assets	$55,339
Total current liabilities	$40,543
Total liabilities	$55,722
Total stockholders' deficit	$(383)

Other Financial Data

	Pro Forma Combined
(in millions, except per share data)	Fiscal Year 2020	Three months ended December 31, 2020
Pro forma combined adjusted operating income(1)	$2,563	$709
Pro forma combined adjusted net income attributable to combined company(1)	$1,884	$516
Pro forma combined EBITDA(1)	$(4,292)	$795
Pro forma combined adjusted EBITDA(1)	$3,022	$833

(1)
We believe that the presentation of the pro forma combined adjusted net income attributable to the combined company and adjusted operating income, which are non-GAAP financial measures, provides useful supplementary information to, and facilitates additional analysis by, investors. The presented pro forma combined non-GAAP financial measures exclude items that management does not believe reflect our core operating performance because such items are outside of our control or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. We believe that pro forma combined EBITDA and pro forma combined adjusted EBITDA, which are also non-GAAP financial measures, are appropriate measures for evaluating our operating performance because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. Reconciliations of these pro forma non-GAAP financial measures with the most directly comparable pro forma financial measure calculated in accordance with GAAP follow (the sum of the components may not equal the total due to rounding):

	AmerisourceBergen Corporation		Alliance Healthcare		Pro Forma Adjustments		Pro Forma Combined
(in millions)	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended November 30, 2020	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended December 31, 2020
Reconciliation of Pro Forma Combined Adjusted Operating Income
Operating (loss) income	$(5,135)	$547	$319	$87	$(100)	$(23)	$(4,916)	$611
Non-GAAP adjustments	7,339	69	140	29	—	—	7,479	98

Adjusted operating income	$2,204	$617	$459	$116	$(100)	$(23)	$2,563	$709

Non-GAAP Adjustments:
Gain from antitrust litigation settlements	$(9)	$—	$—	$—	$—	$—	$(9)	$—
LIFO expense (credit)	7	(26)	—	—	—	—	7	(26)
PharMEDium shutdown and remediation costs	59	—	—	—	—	—	59	—
New York State Opioid Stewardship Act	15	—	—	—	—	—	15	—
Acquisition-related intangibles amortization	110	25	77	21	—	—	187	46
Employee severance, litigation, and other(1)	6,807	70	—	—	—	—	6,807	70
Impairment of PharMEDium assets	362	—	—	—	—	—	362	—
Contingent consideration	(12)	—	—	—	—	—	(12)	—
Transformational cost management program	—	—	62	5	—	—	62	5
Acquisition-related costs	—	—	1	3	—	—	1	3

	$7,339	$69	$140	$29	$—	$—	$7,479	$98

(1)
Includes $34.4 million of employee severance, a $6,606.9 million legal accrual and $115.4 million of legal fees in connection with opioid lawsuits and investigations, and $50.6 million of other costs in connection with business transformation efforts, other restructuring initiatives, and acquisition-related deal and integration costs in the fiscal year ended September 30, 2020. Includes $32.1 million of litigation and opioid-related costs related to legal fees in connection with opioid lawsuits and investigations and $38.3 million of other costs in connection with acquisition-related deal and integration costs, business transformation efforts, and other restructuring initiatives in the three months ended December 31, 2020.

	AmerisourceBergen Corporation		Alliance Healthcare		Pro Forma Adjustments		Pro Forma Combined
(in millions)	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended November 30, 2020	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended December 31, 2020
Reconciliation of Pro Forma Combined Adjusted Net Income Attributable to the Company
Net (loss) income attributable to the company	$(3,409)	$375	$198	$59	$(70)	$(17)	$(3,280)	$416
Non-GAAP adjustments	5,040	76	124	24	—	—	5,164	100

Adjusted net income attributable to the company	$1,632	$451	$322	$83	$(70)	$(17)	$1,884	$516

Gain from antitrust litigation settlements	$(7)	$—	$—	$—	$—	$—	$(7)	$—
LIFO expense (credit)	6	(21)	—	—	—	—	6	(21)
PharMEDium shutdown and remediation costs	46	—	—	—	—	—	46	—
New York State Opioid Stewardship Act	12	—	—	—	—	—	12	—
Acquisition-related intangibles amortization	85	21	77	21	—	—	162	42
Employee severance, litigation, and other	5,685	58	—	—	—	—	5,685	58
Impairment of PharMEDium assets	282	—	—	—	—	—	282	—
Contingent consideration	(4)	—	—	—	—	—	(4)	—
Loss on early retirement of debt	17	—	—	—	—	—	17	—
Certain discrete tax benefits	(721)	(20)	—	—	—	—	(721)	(20)
Tax reform	(361)	38	—	—	—	—	(361)	38
Transformational cost management program	—	—	62	5	—	—	62	5
Acquisition-related costs	—	—	1	3	—	—	1	3
Tax impact on Alliance Healthcare non-GAAP adjustments	—	—	(16)	(5)	—	—	(16)	(5)

	$5,040	$76	$124	$24	$—	$—	$5,164	$100

	AmerisourceBergen Corporation		Alliance Healthcare		Pro Forma Adjustments		Pro Forma Combined
(in millions)	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended November 30, 2020	Fiscal Year 2020	Three months ended December 31, 2020	Fiscal Year 2020	Three months ended December 31, 2020
Reconciliation of Pro Forma Combined EBITDA and Pro Forma Combined Adjusted EBITDA
Net (loss) income	$(3,400)	$379	$207	$63	$(70)	$(17)	$(3,262)	$424
Income tax (benefit) expense	(1,894)	149	71	20	(22)	(4)	(1,845)	165
Interest expense	138	34	49	11	(5)	—	182	45
Depreciation and amortization	391	100	141	37	100	23	632	160

EBITDA	$(4,765)	$661	$468	$131	$3	$2	$(4,292)	$795

Non-GAAP Adjustments	7,251	30	63	8	—	—	7,314	38

Adjusted EBITDA	$2,487	$692	$531	$139	$3	$2	$3,022	$833

Adjusted EBITDA Non-GAAP Adjustments:
Gain from antitrust litigation settlements	$(9)	$—	$—	$—	$—	$—	$(9)	$—
LIFO expense (credit)	7	(26)	—	—	—	—	7	(26)
PharMEDium shutdown and remediation costs	59	—	—	—	—	—	59	—
New York State Opioid Stewardship Act	15	—	—	—	—	—	15	—
Employee severance, litigation, and other	6,807	70	—	—	—	—	6,807	70
Impairment of PharMEDium assets	362	—	—	—	—	—	362	—
Contingent consideration	(12)	—	—	—	—	—	(12)	—
Loss on early retirement of debt	22	—	—	—	—	—	22	—
Tax reform	—	(14)	—	—	—	—	—	(14)
Transformational cost management program	—	—	62	5	—	—	62	5
Acquisition-related costs	—	—	1	3	—	—	1	3

	$7,251	$30	$63	$8	$—	$—	$7,314	$38

RISK FACTORS

        Investing in the notes involves risks. Before deciding whether to purchase the notes, you should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, which are incorporated by reference into this prospectus supplement, as well as the risks set forth below. The occurrence of any one or more of these risks could materially and adversely affect our business, condition (financial or otherwise), operating results, prospects and ability to satisfy our payment obligations under the notes. In such case, you could lose all or part of your investment.

 Risks Related to Investment in the Notes

The indentures do not restrict the amount of additional indebtedness that we may incur.

        The indentures governing the notes do not place any limitation on the amount of unsecured indebtedness that we may incur. Our incurrence of additional indebtedness may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the market prices of the notes and causing a risk that the credit ratings of the notes will be lowered or withdrawn. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.

Our credit ratings may not reflect the risks of investing in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market prices of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any change in ratings.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

        We cannot assure you that our future cash flow will be sufficient to allow us to meet our payment obligations on our debt, including the notes. Our ability to generate cash flow from operations to make scheduled payments on our debt, including the notes, will depend on our future financial and operating performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the pharmaceutical services industry, regulatory developments, downturns in the economy in general or the initiatives of our competitors. Our ability to generate cash flow to meet our payment obligations under our debt, including the notes, may also depend on our successful implementation of our operating and growth strategies. We cannot assure that we will be able to implement our strategies or that the anticipated results of our strategies will be realized. If we do not generate sufficient cash flow to satisfy our obligations under our debt, including the notes, we may have to seek additional capital or undertake alternative financing plans, such as refinancing or restructuring our debt, or selling assets. Any of these actions could result in unanticipated costs, disrupt the implementation of our business or otherwise hinder our performance. Moreover, we may not be able to take any of these actions on commercially reasonable terms, or at all. Our inability to generate sufficient cash flow or to raise additional capital in order to satisfy our obligations under our debt, including the notes, or to refinance them on commercially reasonable terms would have a material adverse effect on our business, condition (financial or otherwise), results of operations and prospects.

The notes will be unsecured and effectively subordinated to our future secured debt.

        Holders of any secured indebtedness that we may incur will have claims that take priority to your claims as holders of the notes to the extent of the value of the assets securing the secured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have priority claims to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness. We are permitted to borrow significant amounts of secured indebtedness in the future under the terms of both the indenture governing the        Senior Notes and the indenture governing the         Senior Notes. As of December 31, 2020, our subsidiary, Amerisource Receivables Financial Corporation, had an aggregate principal amount of $350 million outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

        The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of our subsidiaries, including trade creditors, will have priority as to the assets and cash flows of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our subsidiaries will guarantee the notes at the time of issuance. However, certain of our domestic subsidiaries may be obligated to guarantee the notes under certain circumstances. See "Description of Notes — Additional Covenants." As of December 31, 2020, the notes were structurally subordinated to an aggregate of $11.6 of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries. Following this offering and the Acquisition, the notes will be structurally subordinated to an aggregate of $13.7 billion of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries.

If active public trading markets do not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

        The notes are new issues of securities for which there currently are established trading markets. We do not intend to list the notes on any securities exchange. While the underwriters of the notes have advised us that they intend to make markets in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. No assurance can be given:

  •
  as to the development or continuation of any market for the notes;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell the notes or the price at which you may be able to sell the notes.

The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

        The market prices of the notes will depend on many factors, including, among others, the following:

  •
  ratings on our debt securities assigned by rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our business, results of operations, condition (financial or otherwise) and prospects; and

  •
  the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

We may not have sufficient funds, or the ability to raise sufficient funds, to satisfy our obligation to offer to repurchase the notes upon a change of control triggering event.

        Upon a change of control triggering event, as that term is defined under the heading "Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event" of this prospectus supplement, we will be required to make an offer in cash to repurchase all or any part of each holder's notes at a price equal to 101% of the principal amount thereof, plus accrued interest, if any. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control triggering event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control triggering event will result in a default under the indenture governing the        Senior Notes and the indenture governing the        Senior Notes, which could lead to a cross-default under our credit facilities and under the terms of our other debt. In addition, prior to repurchasing the notes on a change of control triggering event, we may be required to repay some or all of our outstanding debt, if any, under our credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding debt, if any, under our credit facilities, we may be prohibited or effectively prohibited from offering to repurchase the notes. See "Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event" in this prospectus supplement.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

        If a court determines the issuance of the notes constituted a fraudulent transfer, holders of the notes may not receive payment on the notes. Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued, we:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature;

then a court could:

  •
  void all or a portion of our obligations to holders of the notes;

  •
  subordinate our obligations to holders of the notes to our obligations with respect to other existing and future debt, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to holders of the notes, including in certain circumstances, invalidating the notes.

        In any of these events, we could not assure you that holders of the notes would ever receive payment on the notes.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

  •
  the sum of our debts, including contingent liabilities, was greater than the fair saleable value of all of our assets;

  •
  the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  we could not pay our debts as they become due.

        We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

Risks Related to Our Strategic Transactions with Walgreens Boots Alliance, Inc.

We may not complete the strategic transactions with WBA within the time frame we anticipate, or at all.

        In January 2021, we entered into several strategic agreements with WBA, including an agreement to acquire a majority of WBA's Alliance Healthcare businesses for approximately $6.5 billion, comprised of $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of our common stock, three-year extensions of our existing distribution agreement with WBA and our access to generic drugs and related pharmaceutical products through Walgreens Boots Alliance Development GmbH, and an agreement to explore a series of strategic initiatives with WBA designed to create incremental growth and efficiencies in sourcing, logistics and distribution.

        The completion of our acquisition of the majority of WBA's Alliance Healthcare businesses is subject to a number of customary closing conditions, including receipt of applicable regulatory approvals. We previously announced that we expect to close the acquisition by September 30, 2021. Failure to satisfy all required closing conditions could delay the completion of the acquisition for a significant period of time or prevent it from occurring. Our ability to expand our strategic relationship with WBA to create incremental growth and efficiencies in sourcing, logistics and distribution is subject to the inherent uncertainty of exploring new strategic initiatives, so it may not be entered into within the time frame expected, or at all. A delay in completing the acquisition or expanding our strategic initiatives with WBA could cause us to realize some or all of the benefits later than we expect. Any such delay could result in additional costs or in other negative effects associated with uncertainty about our ability to complete the acquisition or expand our strategic initiatives with WBA in sourcing, logistics and distribution.

The combined business may underperform our expectations or may cause our financial results to differ from those expectations.

        We believe that our acquisition of the majority of WBA's Alliance Healthcare businesses, as one of the largest pharmaceutical wholesalers in Europe, will extend our core wholesale, distribution and related solutions capabilities, enhance our existing global platform of manufacturer services, and further our ability to support global patient access to pharmaceutical products. However, our integration of the acquired Alliance Healthcare businesses may be more difficult, time consuming or costly than expected, especially with respect to our technology initiatives related to enhancing and upgrading our information technology and security systems. We may also not be able to retain or integrate Alliance Healthcare's employees necessary to efficiently manage the combined company or we may suffer customer loss and business disruption. We may fail to achieve expected or targeted future financial and operating performance and results, and the combined company may fail to achieve expected benefits, synergies and operating efficiencies following the closing of the acquisition within the expected timeframes or at all.

        The acquisition will expand our core wholesale and specialty distribution business from the US, Canada and Brazil to Europe with the addition of Alliance Healthcare's wholesale and pre-wholesale business in 13 countries. These international operations may be adversely affected by laws and regulations reducing reimbursement rates for pharmaceuticals and/or medical treatments or services. In addition, we will encounter increased risks relating to compliance with domestic laws relating to foreign corrupt practices and foreign laws and regulations relating to labor and employment, pharmacy, licensing, tax, trade, intellectual property, privacy and data protection and other local laws and regulations, and if we fail to comply with such laws and regulations, we could be subject to civil and criminal penalties.

If we do not complete the Acquisition on or prior to January 6, 2022, or, if prior to such time, the Share Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem the notes. We may not have the financial resources necessary to effect such redemption. In the event of such redemption, holders of the notes may not obtain their expected return on the notes.

        We may not be able to complete the Acquisition on or prior to January 6, 2022, if at all. Our ability to complete the Acquisition is subject to various closing conditions, some of which are beyond our control. If the Acquisition is not completed on or prior to January 6, 2022, or, if prior to such time, the Share Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem the notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.

        We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Acquisition. Our ability to pay the Acquisition Termination Redemption Price (as defined herein) to holders of the notes may be limited by our financial resources at the time and it is possible that we will not have sufficient financial resources available to satisfy our obligation, if any, to effect such redemption. This could be the case, for example, if we or any of our subsidiaries commence a case for bankruptcy or reorganization, or such a case is commenced against us or one of our subsidiaries, before the date on which we are required to effect any such mandatory redemption. If we redeem the notes pursuant to a mandatory redemption, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from such mandatory redemption in an investment that results in a comparable return. In addition, as a result of the mandatory redemption provisions of the notes, the trading prices of the notes (if active trading markets for the notes develop, which they may not) may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the mandatory redemption provisions if the Acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the completion of the Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the notes will be approximately $          billion (after deducting underwriting discounts and our offering expenses). We intend to use the net proceeds of this offering to finance the Acquisition and to pay related fees and expenses, and for general corporate purposes. To the extent this offering is not completed or if the net proceeds from this offering are less than the aggregate amount of cash purchase price of the Acquisition and related fees and expenses, we have obtained $3.025 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $2.025 billion.

        This offering is not contingent on the completion of the Acquisition. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities (although we are not required to do so by the terms of the notes).

CAPITALIZATION

        The following table shows our cash and cash equivalents and capitalization as of December 31, 2020:

  •
  on an actual basis; and

  •
  on an "as adjusted" basis to give effect to (i) the receipt of the estimated net proceeds of $         billion in this offering and (ii) the payment of estimated related fees and expenses in connection with the Acquisition (but not the consummation of the Acquisition itself).

        You should read the following table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020 filed with the SEC on February 4, 2021, incorporated by reference into this prospectus supplement, and our consolidated financial statements and related notes therein incorporated by reference into this prospectus supplement.

	As of December 31, 2020
	Actual	As Adjusted for This Offering
	(Unaudited)	(Unaudited)
	(In thousands, except share and per share data)
Cash and cash equivalents	$4,890,918	$
Total debt:
Multi-Currency Revolving Credit Facility due 2024(1)	—
Receivables Securitization Facility due 2022(2)	350,000
Revolving Credit Note(3)	—
Overdraft facility due 2024(4)	—
% Senior Notes due offered hereby	—
3.400% Senior Notes due 2024	498,355
3.250% Senior Notes due 2025	497,160
3.450% Senior Notes due 2027	744,150
2.80% Senior Notes due 2030	494,198
% Senior Notes due offered hereby	—
4.250% Senior Notes due 2045	494,784
4.300% Senior Notes due 2047	492,822
Nonrecourse debt(5)	128,643

Total debt	3,700,112

Stockholders' deficit:
Common stock, $0.01 par value — authorized, issued and outstanding:
600,000,000 shares, 289,115,051 shares and 204,692,947 shares, respectively	2,891
Additional paid-in capital	5,187,669
Retained earnings	780,971
Accumulated other comprehensive loss	(70,467)
Treasury stock, at cost: 84,422,104 shares	(6,598,286)

Total AmerisourceBergen stockholders' deficit	(697,222)

Noncontrolling interest	185,674

Total deficit	(511,548)

Total capitalization	$3,188,564	$

(1)
As of December 31, 2020, there were no borrowings outstanding under our $1.4 billion multi-currency revolving credit facility.

(2)
We have a $1.45 billion receivables securitization facility that expires in 2022. This facility has an accordian feature available to us whereby the commitment may be increased by up to $250 million, subject to lender approval, for seasonal needs during the December and March quarters.

(3)
We have an uncommitted, unsecured line of credit available to us pursuant to a revolving credit note ("Revolving Credit Note"). The Revolving Credit Note provides us with the ability to request short-term unsecured revolving credit loans from time to time in a principal amount not to exceed $75 million. As of December 31, 2020, the entire $75 million was available for borrowing under the Revolving Credit Note.

(4)
We have an uncommitted U.K. overdraft facility to fund short-term normal trading cycle fluctuations related to our MWI Animal Health business. In February 2021, we entered into an amendment to extend the maturity to February 2024 and to reduce the capacity to £10 million.

(5)
Nonrecourse debt comprises short-term and long-term debt belonging to our non-wholly-owned Brazil subsidiaries ("Brazil subsidiaries"). This debt is repaid solely from the Brazil subsidiaries' cash flows and is secured solely by the capital stock, physical assets, contracts, and cash flows of the Brazil subsidiaries.

DESCRIPTION OF NOTES

        The following description of the particular terms and conditions of the notes supplements, and to the extent inconsistent, replaces the description of the general terms and conditions of the debt securities set forth under "Description of Debt Securities" in the accompanying prospectus. Certain capitalized terms used herein are defined below under the heading "— Certain Definitions."

        We are issuing the        Senior Notes as a series of debt securities under an indenture, dated as of November 19, 2009 (such indenture is referred to in this prospectus supplement as the "Base Indenture"), between us and U.S. Bank National Association, as trustee (such trustee is referred to as the "Trustee"), as supplemented by a tenth supplemental indenture to be dated as of                        , 2021, between us and the Trustee. The Base Indenture and the tenth supplemental indenture governing the        Senior Notes are sometimes referred to collectively as the "        Note Indenture." We are issuing the        Senior Notes as a series of debt securities under the Base Indenture, as supplemented by an eleventh supplemental indenture to be dated as of            , 2021, between us and the Trustee. The Base Indenture and the eleventh supplemental indenture governing the        Senior Notes are sometimes referred to collectively as the "        Note Indenture." The        Note Indenture and the Note Indenture are sometimes referred to individually as an "indenture" and collectively as the "indentures."

        We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system.

Principal, Maturity, and Interest

        The        Senior Notes will initially be issued in an aggregate principal amount of $                and the        Senior Notes will initially be issued in the aggregate principal amount of $                . We may without notice to or the consent of holders of either series of the notes offered hereby, re-open such series and issue an unlimited aggregate principal amount of additional notes of such series from time to time; provided that, if any such additional notes are not treated as part of the same issue of series, for United States federal income tax purposes, such additional notes will be issued with a separate CUSIP number. We will issue notes of each series in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The        Senior Notes will mature on                        , unless redeemed prior to that date as described under "Optional Redemption" and "Mandatory Redemption Upon Acquisition Termination." Interest on the        Senior Notes will accrue at the rate of          % per year. The        Senior Notes will mature on                        unless redeemed prior to that date, as described under "Optional Redemption" and "Mandatory Redemption Upon Acquisition Termination." Interest on the        Senior Notes will accrue at the rate of          % per year. We will pay interest on the notes semi-annually in arrears on            and            , beginning on                        , 2021. We will make each interest payment to the persons who are the registered holders of the notes on the immediately preceding            or            , respectively.

        Interest on the notes will accrue from the last Interest Payment Date on which interest was paid on the notes or, if no interest has been paid on the notes, from the date of original issue.

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any Interest Payment Date, Redemption Date or maturity date falls on a day that is not a Business Day, the payment of any required amount on such date shall be postponed to the next succeeding Business Day, and no interest on such amount shall accrue for the period from such date to such next succeeding Business Day.

No Initial Guarantees

        None of our subsidiaries will initially guarantee the notes. However, certain of our domestic subsidiaries may be obligated to guarantee the notes under certain circumstances. See "— Additional Covenants" below.

Ranking

        The notes:

  •
  will be general unsecured unsubordinated obligations of AmerisourceBergen;

  •
  will be equal in right of payment with any future or existing unsecured unsubordinated indebtedness of AmerisourceBergen; and

  •
  will be senior in right of payment to future subordinated indebtedness of AmerisourceBergen, if any, that expressly provides for its subordination to the notes.

        The notes will be effectively subordinated in right of payment to all future secured debt of AmerisourceBergen and the notes will be effectively subordinated to all obligations of our subsidiaries. See "Risk Factors — The notes will be unsecured and effectively subordinated to our future secured debt" and "Risk Factors — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries." As of December 31, 2020, we had no subordinated debt, and our subsidiary, Amerisource Receivables Financial Corporation, had an aggregate principal amount of $350 million outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein.

        The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries to the extent of the value of the assets of such subsidiaries. As of December 31, 2020, the notes were structurally subordinated to an aggregate of $11.6 billion of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries. Following this offering and the Acquisition, the notes will be structurally subordinated to an aggregate of $13.7 billion of recourse indebtedness and other liabilities (excluding trade payables) of our wholly-owned subsidiaries.

Mandatory Redemption Upon Acquisition Termination

        We expect to use the net proceeds from this offering in connection with the Acquisition, as described under "Summary." The closing of this offering is expected to occur prior to the consummation of the Acquisition. The notes will be subject to a special mandatory redemption (an "Acquisition Termination Redemption") in the event that:

  (a)
  the Acquisition is not consummated on or prior to January 6, 2022, or

  (b)
  if prior to January 6, 2022, the Share Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition (each, an "Acquisition Termination Redemption Event").

        If an Acquisition Termination Redemption Event occurs, the notes will be redeemed, in whole but not in part, at the acquisition termination redemption price (the "Acquisition Termination Redemption Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date on which interest has been paid or provided for, if any, whichever is later, to, but excluding, the acquisition termination redemption date (the "Acquisition Termination Redemption Date"), which will be the date no later than the tenth calendar day following the earlier to occur of:

  (a)
  January 6, 2022, or

  (b)
  the date that the Share Purchase Agreement is terminated other than in connection with the consummation of the Acquisition.

        We, either directly or through the Trustee on our behalf, will cause a notice of the Acquisition Termination Redemption to be sent, with a copy to the Trustee if we send the notice, not later than five Business Days after the occurrence of the Acquisition Termination Redemption Event to each holder of the notes at its registered address. Such notice will also specify the Acquisition Termination Redemption Date; provided that such Acquisition Termination Redemption Date shall not be specified to occur earlier than the date that is five Business Days after the date on which such notice is delivered. If funds sufficient to pay the Acquisition Termination Redemption Price of all notes to be redeemed on the Acquisition Termination Redemption Date, including accrued interest to, but excluding, the Acquisition Termination Redemption Date, are deposited with the Paying Agent on or before such Acquisition Termination Redemption Date, the notes will cease to bear interest upon the Acquisition Termination Redemption Date.

Optional Redemption

        The        Senior Notes will be redeemable at our option in whole or in part at any time from time to time prior to            (the date that is                        prior to the maturity date of the        Senior Notes) (the "        Notes Par Call Date") at a Redemption Price equal to the greater of:

  •
  100% of the principal amount of the        Senior Notes to be redeemed; or

  •
  as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Adjusted Treasury Rate.

        On and after the                        Notes Par Call Date, the        Senior Notes will be redeemable at our option in whole or in part at any time and from time to time at a Redemption Price equal to 100% of that principal amount of the        Senior Notes to be redeemed.

        In addition to the Redemption Price for the        Senior Notes, we will pay accrued and unpaid interest on the principal amount of the        Senior Notes being redeemed to the Redemption Date for the        Senior Notes.

        The        Senior Notes will be redeemable at our option in whole or in part at any time from time to time prior to            (the date that is                        prior to the maturity date of the        Senior Notes) (the "        Notes Par Call Date") at a Redemption Price equal to the greater of:

  •
  100% of the principal amount of the        Senior Notes to be redeemed; or

  •
  as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Adjusted Treasury Rate.

        On and after the                        Notes Par Call Date, the        Senior Notes will be redeemable at our option in whole or in part at any time and from time to time at a Redemption Price equal to 100% of that principal amount of the        Senior Notes to be redeemed.

        In addition to the Redemption Price for the        Senior Notes, we will pay accrued and unpaid interest on the principal amount of the        Senior Notes being redeemed to the Redemption Date for the        Senior Notes.

        Notice of redemption will be mailed at least 10 days but no more than 60 days before the Redemption Date to each holder of notes to be redeemed, at its registered address. The notice of redemption for the notes to be redeemed will state, among other things, the amount of such notes to be redeemed, the Redemption Date, and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the Redemption Price, interest will cease to accrue at the redemption date on any notes that have been called for redemption.

        "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date (or, in the case of either defeasance or covenant defeasance to a Redemption Date, for the applicable date of deposit with the Trustee of funds to pay the Redemption Price), plus            basis points for the        Senior Notes or            basis points for the        Senior Notes, as applicable.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the        Senior Notes or the        Senior Notes (assuming, in the case of the        Senior Notes, the maturity was the         Notes Par Call Date and, in the case of the        Senior Notes, the maturity was the        Notes Par Call Date), as applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the        Notes Par Call Date or the         Notes Par Call Date, as applicable.

        "Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with AmerisourceBergen.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (each, a "Primary Treasury Dealer") appointed by the Trustee after consultation with AmerisourceBergen and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, AmerisourceBergen shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date (or, in the case of either legal defeasance or covenant defeasance prior to a Redemption Date, for the applicable date of deposit with the Trustee of funds to pay the Redemption Price).

        "Remaining Scheduled Payments" means, with respect to any of the notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and as if redeemed on the        Notes Par Call Date or the        Notes Par Call Date, as applicable; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

Offer to Repurchase Upon Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event, unless AmerisourceBergen has exercised its right to redeem the notes, each indenture provides that each Holder (as defined in the indentures) will have the right to require AmerisourceBergen to purchase all or a portion of such

Holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at AmerisourceBergen's option, prior to any Change of Control but after the public announcement of the pending Change of Control, AmerisourceBergen will be required to send, by first class mail, a notice to each holder of the notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the notes electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

        AmerisourceBergen will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by AmerisourceBergen and such third party purchases all of the notes properly tendered and not withdrawn under its offer.

        "Change of Control" means the occurrence of any of the following:

          (a)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AmerisourceBergen and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to AmerisourceBergen or one of its Subsidiaries;

          (b)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of AmerisourceBergen, measured by voting power rather than number of shares;

          (c)   AmerisourceBergen consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, AmerisourceBergen, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AmerisourceBergen or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of AmerisourceBergen outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

          (d)   the first day on which the majority of the members of the Board of Directors of AmerisourceBergen cease to be Continuing Directors; or

          (e)   the adoption of a plan relating to the liquidation or dissolution of AmerisourceBergen.

        "Change of Control Triggering Event" means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by AmerisourceBergen of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for such notes at the commencement of any Trigger Period, such notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Fitch" means Fitch Ratings, Inc., a subsidiary of Hearst Corporation and FIMALAC SA, and its successors.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P and Fitch ceases to provide rating services to issuers or investors, AmerisourceBergen may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        Holders of the notes may not be entitled to require AmerisourceBergen to purchase their notes in certain circumstances involving the Board of Directors of AmerisourceBergen, including in connection with a proxy contest, where the Board of Directors of AmerisourceBergen does not endorse a dissident slate of directors, but approves such directors as Continuing Directors for purposes of the indentures. This may result in a change in the composition of the Board of Directors of AmerisourceBergen that, but for such approval, would have constituted a Change of Control, in which case holders will not have the right to require AmerisourceBergen to purchase their notes.

Mandatory Redemption; Sinking Fund

        Except as set forth above under the headings "Mandatory Redemption Upon Acquisition Termination" and "Offer to Repurchase Upon Change of Control Triggering Event," no mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.

Legal Defeasance and Covenant Defeasance; Satisfaction and Discharge

        The legal defeasance and covenant defeasance provisions of each indenture and the satisfaction and discharge provisions of each indenture described under "Description of Debt Securities — Satisfaction, Discharge and Covenant Defeasance" in the accompanying prospectus will apply to the notes.

Additional Covenants

        In addition to the covenants described in the accompanying prospectus, the following additional covenants shall apply to the notes. The provisions described in the accompanying prospectus under the heading "Description of Debt Securities — Satisfaction, Discharge and Covenant Defeasance" relating to covenant defeasance shall apply to these additional covenants.

  Limitation on Liens

        AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless (a) in the case of AmerisourceBergen, the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien or (b) in the case of any Guarantor, such Guarantor's guarantee is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.

        Notwithstanding the foregoing, any Lien securing the notes or such guarantee pursuant to the covenant described in the preceding paragraph shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Lien giving rise to the Lien securing the notes or such guarantee (including any deemed released upon payment in full of all obligations under such Indebtedness).

  Limitation on Sale and Leaseback Transactions

        AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that AmerisourceBergen or any Guarantor may enter into a sale and leaseback transaction if:

          (i)  AmerisourceBergen or such Guarantor, as applicable, could have incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the provision described above under the subheading "— Limitation on Liens"; and

         (ii)  the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by AmerisourceBergen's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of AmerisourceBergen may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. The Board of Directors of AmerisourceBergen may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Subsidiary Guarantees

        None of our subsidiaries will initially guarantee the notes. However, any Domestic Subsidiary of AmerisourceBergen (other than Blanco and any Receivables Subsidiary) which incurs, has outstanding or guarantees any Specified Indebtedness will, simultaneously with such incurrence or guarantee (or, if the Domestic Subsidiary has outstanding or guarantees Specified Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition), become a Guarantor and execute and deliver to the Trustee a joinder to each indenture pursuant to which such Subsidiary will agree to guarantee AmerisourceBergen's obligations under the notes, except for all Subsidiaries that have properly been designated as Unrestricted Subsidiaries or Designated Non-Guarantors in accordance with each indenture for so long as they continue to constitute Unrestricted Subsidiaries or Designated Non-Guarantors. As of the date of this prospectus supplement, no Domestic Subsidiary (other than Blanco and any Receivables Subsidiary) guarantees, or has outstanding, any Specified Indebtedness.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, whether or not affiliated with such Guarantor, unless:

  •
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or AmerisourceBergen) unconditionally assumes all the obligations of such Guarantor under the indenture and its guarantee, pursuant to a joinder to the indenture in form and substance reasonably satisfactory to the Trustee or by operation of law; and

  •
  immediately after giving effect to such transaction, no Default or Event of Default exists.

The guarantee of a Guarantor will be released:

  •
  in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of AmerisourceBergen if, after giving effect to such transaction, neither the Person acquiring such Capital Stock nor such Guarantor has outstanding or guarantees any Specified Indebtedness;

  •
  in the event AmerisourceBergen designates any such Guarantor to be an Unrestricted Subsidiary or Designated Non-Guarantor in accordance with the applicable indenture; or

  •
  in the event any Guarantor shall cease (or simultaneously with the release of its guarantee under the applicable indenture shall cease) to have outstanding or guarantee any Specified Indebtedness.

  Reports

        Whether or not required by the SEC, so long as any notes are outstanding, AmerisourceBergen will file a copy of:

  •
  all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K; and

  •
  all current reports required to be filed with the SEC on Form 8-K with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Additional Events of Default

        In addition to the Events of Default described in the accompanying prospectus under the heading "Description Of Debt Securities — Events of Default," each of the following is an Event of Default with respect to each series of notes:

  •
  failure by AmerisourceBergen or any of its Restricted Subsidiaries for 30 days from receipt of written notice by the Trustee or the holders of at least 25% of the principal amount of such series of notes outstanding to comply with the provisions described under the caption "— Offer to Repurchase Upon Change of Control Triggering Event;"

  •
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AmerisourceBergen or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AmerisourceBergen or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default:

            (1)   is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

            (2)   results in the actual acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

  •
  a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against AmerisourceBergen or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed pending appeal (or otherwise stayed)) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $100.0 million (net of any amount covered by insurance); or

  •
  except as permitted by the applicable indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's guarantee.

        In addition, the following is an Event of Default with respect to the notes:

  •
  failure by AmerisourceBergen to effect an Acquisition Termination Redemption, if required, by the Acquisition Termination Redemption Date.

        In addition, all references to "51%" in the provisions of each indenture related to acceleration and the initiation of enforcement proceedings described in the accompanying prospectus under "Description of Debt Securities — Events of Default" shall be replaced with "25%."

Additional Restrictions on Amendment, Supplement and Waiver

        In addition to the provisions of each indenture which may not be amended or waived without the consent of each holder of debt securities of any series affected as described in the accompanying prospectus under the heading "Description of Debt Securities — Modification and Waiver," an amendment or waiver may not (with respect to any notes held by a non-consenting holder of the notes) release any Guarantor or co-obligor from any of its obligations under its guarantee or the applicable indenture, except in compliance with the terms of the applicable indenture as amended, supplemented or otherwise modified from time to time. In addition, AmerisourceBergen and the Trustee may not waive or modify the provisions relating to Acquisition Termination Redemption, as described under "Mandatory Redemption Upon Acquisition Termination" without the consent of the holder of each outstanding note.

Global Securities

        The notes will be issued as "Global Securities" as described in the accompanying prospectus. DTC will act as depositary for the notes. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Certain Definitions

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than AmerisourceBergen or any Subsidiary of AmerisourceBergen) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of AmerisourceBergen or any of its Subsidiaries solely by reason of such Investment.

        "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights, other than sales or returns of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of AmerisourceBergen and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of the applicable indenture described in the accompanying prospectus under the heading "Description of Debt Securities — Consolidation, Merger or Sale of Assets").

        "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Blanco" means J.M. Blanco, Inc.

        "Board of Directors" means (i) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by any Board of Directors or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment (as defined in the indentures) are authorized or obligated by law to close.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means

          (a)   in the case of a corporation, corporate stock,

          (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (c)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (d)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than earnouts.

        "Chairman" means the Chairman of any Person's Board of Directors.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (a)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (b)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (c)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (d)   depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (e)   all unusual, non-operating, unpredictable, non-recurring or non-cash charges or all charges outside AmerisourceBergen's control (including, without limitation, restructuring, shutdown, severance and facility consolidation costs) taken by AmerisourceBergen; minus

          (f)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (a)   the Net Income or loss of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (b)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other governing instrument or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (c)   the cumulative effect of a change in accounting principles will be excluded;

          (d)   to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

          (e)   the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded (except to the extent distributed to AmerisourceBergen or one of its Restricted Subsidiaries).

        "Consolidated Net Worth" means, with respect to any Person, the total of the amounts shown on such Person's and its consolidated Subsidiaries' balance sheet, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for purpose of which the determination is being made, as the sum of (i) the par or stated value of all such Person's Capital Stock, plus (ii) paid-in-capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, minus (iv) any accumulated deficit, minus (v) any amounts attributable to Disqualified Stock.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AmerisourceBergen who (i) was a member of such Board of Directors on the date of the applicable indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreements" means (i) the Credit Agreement, dated as of March 18, 2011, as amended and restated as of September 18, 2019, among AmerisourceBergen, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, (ii) the Term Credit Agreement, dated as of October 31, 2018, as amended as of September 18, 2019, among AmerisourceBergen, Wells Fargo Bank, National Association, as administrative agent, and certain other lenders party thereto, (iii) the Term Credit Agreement, dated as of February 17, 2021, among AmerisourceBergen, the lenders party thereto and JPMorgan Chase Bank,

N.A., as administrative agent and (iv) the Credit Agreement, dated as of February 17, 2021, among AmerisourceBergen, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

        "Credit Facilities" means, one or more debt facilities, commercial paper facilities, or capital markets financings, in each case with banks, investment banks, other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-Guarantors" means those certain Domestic Subsidiaries that have been designated by AmerisourceBergen in an Officers' Certificate delivered to the Trustee as being Designated Non-Guarantors; provided that (i) in no event may the Designated Non-Guarantors taken as a whole hold more than 7.5% of the consolidated assets, or account for more than 5% of the consolidated revenues or Consolidated Cash Flow, of AmerisourceBergen and its Restricted Subsidiaries, calculated at the end of each fiscal quarter in accordance with GAAP on a trailing four-quarter basis and (ii) in no event may any Restricted Subsidiary be designated as a Designated Non-Guarantor at a time when a default has occurred and is continuing under any indenture or Credit Facility of AmerisourceBergen or any of its Restricted Subsidiaries. In the event that following any fiscal quarter end, the Restricted Subsidiaries that have been previously designated as Designated Non-Guarantors, when taken as a whole, account for more than 7.5% of such consolidated assets of such fiscal quarter end or more than 5% of such consolidated revenues or Consolidated Cash Flow during such fiscal quarter, calculated in accordance with GAAP on a trailing four-quarter basis, then AmerisourceBergen will cause any one or more of such Restricted Subsidiaries to become Guarantors within 45 days of such fiscal quarter end so that the Designated Non-Guarantors will not, when taken as a whole, account for more than the applicable percentage of any such measures. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Designated Non-Guarantors, and their assets, revenues and Consolidated Cash Flow will be disregarded for purposes of the financial tests required by this definition.

        "Disqualified Stock" means, on any date, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the latest date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AmerisourceBergen to repurchase such Capital Stock upon the occurrence of a change of control will not constitute Disqualified Stock if the terms of such repurchase rights are not more favorable to the holders of such Capital Stock than the covenant described above under the caption "— Offer to Repurchase Upon Change of Control Triggering Event."

        "Domestic Subsidiary" means any Restricted Subsidiary of AmerisourceBergen that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of AmerisourceBergen; provided that a Restricted Subsidiary with assets having an aggregate fair market value of less than $100,000 will not be deemed to be a Domestic Subsidiary unless and until it acquires assets having an aggregate fair market value in excess of that amount.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and beneficial interests and trusts created by a Receivables Subsidiary.

        "Event of Default" has the meaning specified under the heading "— Additional Events of Default" and under the heading "Description of Debt Securities — Events of Default" in the accompanying prospectus.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantor" means any Subsidiary of AmerisourceBergen that provides a Guarantee with respect to the notes pursuant to the applicable indenture, and its respective successors and assigns, other than such Subsidiaries that are released from such Guarantee in accordance with its terms.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (a)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (b)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency translation and commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (c)   in respect of banker's acceptances;

          (d)   representing Capital Lease Obligations;

          (e)   representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (f)    representing any Hedging Obligations;

i.e. if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

          (a)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (b)   the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        Indebtedness shall not include the obligations of any Person resulting from post-closing payment adjustments to which the seller may become entitled in connection with the purchase by AmerisourceBergen or any of its Restricted Subsidiaries of any business, to the extent such payment is determined by a final closing financial statement or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

        "Interest Payment Date", when used with respect to any series of Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.

        "Investment" means, with respect to any Person, all direct or indirect investment by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, travel, moving and similar advances to officers and employees and loans and advances to customers and suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; in each case, except in connection with any Qualified Receivables Transaction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Non-Recourse Debt" means Indebtedness:

          (a)   as to which neither AmerisourceBergen nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender;

          (b)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (c)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AmerisourceBergen or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, such Person's Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person.

        "Officers' Certificate" means a certificate signed by any two of any Person's Chairman, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, and any Assistant Treasurer, or by any other officer or officers of such Person pursuant to an applicable Board Resolution, and delivered to the Trustee.

        "Paying Agent" means, with respect to any Securities, any Person appointed by AmerisourceBergen to distribute amounts payable by AmerisourceBergen on such Securities. If at any time there shall be more than one such Person, "Paying Agent" as used with respect to the Securities of any particular series shall mean the Paying Agent with respect to Securities of that series. As of the date of the Base Indenture, AmerisourceBergen has appointed U.S. Bank National Association, as Paying Agent with respect to all Securities issuable hereunder.

        "Permitted Liens" means any of the following:

          (a)   Liens securing Indebtedness under Credit Facilities or any Hedging Obligations related thereto; provided that the foregoing Liens shall constitute Permitted Liens only to the extent that such Liens secure Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of determination, the greater of (i) $1.0 billion and (ii) 15% of AmerisourceBergen's Consolidated Net Worth;

          (b)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with AmerisourceBergen or the Restricted Subsidiary;

          (c)   Liens on property existing at the time of acquisition of the property by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (d)   Liens on fixed or capital assets acquired, constructed or improved by the AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including any Capital Lease Obligations or other Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other assets of AmerisourceBergen or any Restricted Subsidiary;

          (e)   Liens incurred or pledges and deposits made (i) to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds, trade contracts,

  leases (other than Capital Lease Obligations), or other obligations of a like nature incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of AmerisourceBergen or its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

          (f)    Liens existing on the issue date of the notes;

          (g)   Liens in favor of AmerisourceBergen or the Restricted Subsidiaries;

          (h)   Liens for taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or governmental charges or claims, including interest, additions to tax or penalties applicable thereto, that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (i)    Liens on assets of AmerisourceBergen or any of its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction;

          (j)    Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (k)   Liens to secure Indebtedness of a Restricted Subsidiary to AmerisourceBergen or another of its Restricted Subsidiaries;

          (l)    Liens on any property or asset acquired by AmerisourceBergen or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on real property, in each case, created within twelve months after the date of acquisition, construction or improvement of such property or asset by AmerisourceBergen or such Restricted Subsidiary to secure the purchase price or other obligation of AmerisourceBergen or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of AmerisourceBergen and its Restricted Subsidiaries;

          (m)  Liens incurred or pledges and deposits made (i) in connection with workers' compensation, unemployment insurance and other social security benefits and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of AmerisourceBergen or its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

          (n)   Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, repairmen's and vendors' Liens, incurred in the ordinary course of business with respect to amounts not overdue by more than 60 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (o)   financing statements granted with respect to personal property leased by AmerisourceBergen and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP; provided that such financing statements are granted solely in connection with such leases; and Liens to secure Capital Lease Obligations in an amount not to exceed the greater of (x) $125.0 million and (y) 3.0% of AmerisourceBergen's Consolidated Net Worth covering only the assets acquired with such Indebtedness;

          (p)   judgment Liens to the extent that such judgments do not constitute a Default or an Event of Default;

          (q)   Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords' Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of AmerisourceBergen or such Restricted Subsidiary and which do not, in the opinion of AmerisourceBergen, materially detract from the value of such properties;

          (r)   Liens in favor of the United States of America or any state thereof, or any department or agency or instrumentality or political subdivision of the United States of America or any state thereof or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure, progress or advance payments or other obligations pursuant to any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

          (s)   Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under each indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and that such refinancing does not, directly or indirectly, result in an increase in the aggregate amount of secured Indebtedness of AmerisourceBergen and its Restricted Subsidiaries (except to the extent as a result of the financing of accrued interest on the Indebtedness refinanced and the amount of all expenses and premiums incurred in connection with such refinancing);

          (t)    banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by AmerisourceBergen or any of its Subsidiaries in excess of those required by applicable banking regulations;

          (u)   Liens that are contractual rights of set-off;

          (v)   Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or subleessee, in any property subject to any lease, license or sublicense or concession agreement;

          (w)  any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (v); provided that no such extension or renewal Lien shall (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed; and

          (x)   Liens incurred with respect to obligations of AmerisourceBergen and its Restricted Subsidiaries outstanding at any one time that do not exceed the greater of (i) $100.0 million and (ii) 1.0% of AmerisourceBergen's Consolidated Net Worth.

        "Permitted Refinancing Indebtedness" means any Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries (other than intercompany Indebtedness).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by AmerisourceBergen or any of its Subsidiaries pursuant to which AmerisourceBergen or any of its

Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by AmerisourceBergen or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of AmerisourceBergen or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

        "Receivables Subsidiary" means a Subsidiary of AmerisourceBergen which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of AmerisourceBergen (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by AmerisourceBergen or any Subsidiary of AmerisourceBergen (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates AmerisourceBergen or any Subsidiary of AmerisourceBergen in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of AmerisourceBergen or any Subsidiary of AmerisourceBergen (other than accounts receivable or inventory and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither AmerisourceBergen nor any Subsidiary of AmerisourceBergen has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither AmerisourceBergen nor any Subsidiary of AmerisourceBergen has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of AmerisourceBergen will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of AmerisourceBergen giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Redemption Date", when used with respect to any of the notes to be redeemed, means the date fixed for such redemption by or pursuant to the applicable indenture.

        "Redemption Price", when used with respect to any of the notes to be redeemed, means the price specified in such note at which it is to be redeemed pursuant to the applicable indenture.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Security" or "Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under the applicable indenture.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and any statute successor thereto.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the applicable indenture.

        "Specified Indebtedness" means (i) any Indebtedness under the Credit Agreements and any Indebtedness incurred under Credit Facilities that refinances such Indebtedness or (ii) any Trigger Indebtedness.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (a)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (b)   any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Trigger Indebtedness" means any Indebtedness other than (i) Capital Lease Obligations and (ii) Indebtedness (other than Capital Lease Obligations) in an aggregate principal amount for all Domestic Subsidiaries of AmerisourceBergen (other than Blanco and any Receivables Subsidiary) that are not Guarantors at any time outstanding not to exceed $50 million (the "Original Definition"); provided, however, that for so long as the Domestic Subsidiaries of AmerisourceBergen (other than Blanco and any Receivables Subsidiary) that are not Guarantors have as a group in excess of $50 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean any Indebtedness; provided further, that from and after any subsequent date that the Domestic Subsidiaries of AmerisourceBergen (other than Blanco and any Receivables Subsidiary) that are not Guarantors do not have as a group in excess of $50 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean the Original Definition.

        "Unrestricted Subsidiary" means any Subsidiary of AmerisourceBergen that is designated by the Board of Directors of AmerisourceBergen as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (a)   has no Indebtedness other than Non-Recourse Debt;

          (b)   is not party to any agreement, contract, arrangement or understanding with AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AmerisourceBergen or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AmerisourceBergen;

          (c)   is a Person with respect to which neither AmerisourceBergen nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (d)   is not guaranteeing or otherwise providing credit support for any Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries; and

          (e)   has at least one director on its Board of Directors that is not a director or executive officer of AmerisourceBergen or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of AmerisourceBergen or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of AmerisourceBergen as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of AmerisourceBergen as of such date. The Board of Directors of AmerisourceBergen may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AmerisourceBergen of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the applicable indenture and (ii) no Event of Default would be in existence following such designation. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Unrestricted Subsidiaries.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote or readily convertible into Capital Stock of such Person that is entitled to vote in the election of the Board of Directors of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to in this prospectus supplement as the "Code"), United States Treasury regulations promulgated thereunder (which we refer to in this prospectus supplement as "Treasury Regulations"), judicial decisions, published positions of the Internal Revenue Service (which we refer to in this prospectus supplement as the "IRS") and other applicable authorities, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that such statements and conclusions, if challenged by the IRS, will be sustained by a court.

        This summary is limited to holders who purchase the notes upon their initial issuance at their initial issue price (which will equal the first price at which a substantial amount of notes is sold to the public for cash) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the effect of the alternative minimum tax, United States federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies, or other financial institutions;

  •
  holders subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  S corporations, partnerships or other pass-through entities;

  •
  expatriates and certain former citizens or long-term residents of the United States;

  •
  U.S. holders (as defined below) whose functional currency is not the United States Dollar;

  •
  persons who hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If a partnership or other pass-through entity for United States federal income tax purposes is a beneficial owner of a note, the treatment of a partner in the partnership or member in such other entity generally will depend on the status of the partner or member and the activities of the partnership or such other entity. Partnerships or other pass-through entities, and partners in such partnerships or members in such other entities, should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

        THIS SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION IN CONNECTION WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AS WELL AS ANY TAX

CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to "non-U.S. holders" of the notes are described under "— Consequences to non-U.S. holders" below. For purposes of this discussion, a "U.S. holder" means a beneficial owner of a note that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

  Payments of interest on the notes

        A U.S. holder generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such U.S. holder's method of accounting for United States federal income tax purposes.

  Additional payments

        Including as described under the headings "Description of Notes — Mandatory Redemption Upon Acquisition Termination," and "Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event," we may be required to pay you an amount in excess of stated interest and principal in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the notes, that such additional amount will be paid. Assuming such position is respected, you would likely treat any such payments paid to you in connection with a repurchase or redemption as described below in "— Consequences to U.S. holders — Sale, exchange, redemption or other taxable disposition of the notes." Our position is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income on the notes. You should consult your tax advisors regarding the application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

  Sale, exchange, redemption or other taxable disposition of the notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) the U.S. holder's tax basis in the note. Your tax basis in a note generally will equal the cost of the note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

  Medicare tax on investment income

        A U.S. holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances) (the "Medicare Tax"). For this purpose, "net investment income" generally includes the interest paid on the notes, as well as gain from the sale of the notes, unless such interest or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare Tax to their income and gains in respect of their investment in the notes.

  Backup withholding and information reporting

        We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS information with respect to interest paid on the notes.

        You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (which we refer to in this prospectus supplement as "TIN"), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Consequences to non-U.S. holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

  Payments of interest on the notes

        Generally, subject to the discussion under "Consequences to non-U.S. holders — Backup withholding and information reporting" and "Foreign Account Tax Compliance" below, interest income paid to a non-U.S. holder on a note that is not effectively connected with a United States trade or business will not be subject to a United States withholding tax under the "portfolio interest exemption," provided that the non-U.S. holder:

  •
  does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  is not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person";

  •
  is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form)), or holds its notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

        If you cannot satisfy the requirements described above, you will be subject to the 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a United States trade or business. Except to the extent otherwise provided under an applicable income tax treaty, if you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person, as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

  Additional payments

        Including as described under the headings "Description of Notes — Mandatory Redemption Upon Acquisition Termination," and "Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event," we may be required to pay an amount in excess of stated interest and principal in certain circumstances. We intend to treat any such amounts paid to a non-U.S. holder pursuant to any such repurchase or redemption as additional amounts paid for the notes, subject to the rules described below in "— Consequences to non-U.S. holders — Sale, exchange, redemption or other taxable disposition of the notes."

  Sale, exchange, redemption or other taxable disposition of the notes

        Subject to the discussion below under "Consequences to non-U.S. holders — Backup withholding and information reporting" and "Foreign Account Tax Compliance," and except to the extent otherwise provided under an applicable income tax treaty, any gain realized by a non-U.S. holder on the sale, exchange, redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

        If your gain is described in the first bullet point above, you generally will be subject to United States federal income tax on the net gain derived from the sale. If you are a corporation, then you may also be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty) on any such effectively connected gain. If you are an individual described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. You should consult any applicable income tax treaties that may provide for different rules. In addition, you are urged to consult your tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes.

  Backup withholding and information reporting

        If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under "Consequences to non-U.S. holders — Payments of interest on the notes." In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we will be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you and any proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

        Sections 1471 through 1474 of the Code (referred to as "FATCA") and Treasury Regulations thereunder, when applicable, may impose a United States federal withholding tax of 30% on any United States-source interest paid on debt obligations, such as the notes, if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the United States tax authorities information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any "substantial U.S. owners" (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)). While such withholding would have applied also to payments of gross proceeds from the sale or other disposition (including any redemption) of the notes on or after January 1, 2019, recently proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph.

        You should consult your tax advisor regarding the implications of FATCA on your investment in the notes.

No Gross Up

        If United States federal withholding tax is required on payments made to any holder of notes, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the notes with respect to whom the payment was made and generally will reduce the amount of cash to which such holder would otherwise be entitled under the notes. You should consult your tax advisor regarding the potential application of United States federal withholding taxes, including under FATCA, to an investment in the notes.

UNDERWRITING

        J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement between us and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Senior Notes	Principal Amount of Senior Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

        The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the        Senior Notes to selected dealers at the public offering price minus a concession of up to      % of the principal amount of the        Senior Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to      % of the principal amount of the        Senior Notes to certain other dealers. The underwriters may offer the        Senior Notes to selected dealers at the public offering price minus a concession of up to            % of the principal amount of the         Senior Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to            % of the principal amount of the        Senior Notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per Senior Note		%
Per Senior Note		%

        In the underwriting agreement, we have agreed that:

  •
  We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representatives.

  •
  In addition to the underwriting discounts discussed above, we will pay our expenses related to the offering, which we estimate will be $1.5 million.

  •
  We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of either series, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

        In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

        We expect that delivery of the notes will be made against payment therefor on or about March 30, 2021, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+3"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.

        Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities LLC or their affiliates and certain other underwriters have served as underwriters in connection with past senior note offerings by the Company and may serve similar roles in future securities offerings by the Company. Additionally, the underwriters or their affiliates serve various roles in our term credit facility dated as of February 17, 2021: JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent; JPMorgan Chase Bank, N.A., BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners; and BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC serve as syndication agents. The underwriters or their affiliates also serve various roles in our revolving credit facility dated as of February 17, 2021: JPMorgan Chase Bank, N.A. serves as administrative agent; JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners; BofA Securities, Inc., and Wells Fargo Securities, LLC serve as syndication agents; and Morgan Stanley Senior Funding, Inc. serves as documentation agent. The underwriters or their affiliates also serve various roles in our multi-currency revolving credit facility: JPMorgan Chase Bank, N.A. serves as administrative agent, BofA Securities, Inc. serves as a joint lead arranger and joint bookrunner and Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as a syndication agent and a lender. As of December 31, 2020, there were no borrowings outstanding under our multi-currency revolving credit facility. In addition, Wells Fargo Bank, National Association, an affiliate of Wells Fargo

Securities, LLC, is an uncommitted purchaser and a purchasing agent under our receivables securitization facility. As of December 31, 2020, our subsidiary, Amerisource Receivables Financial Corporation, had an aggregate principal amount of $350 million outstanding under the receivables securitization facility. Lastly, certain of the underwriters or their affiliates also serve as lenders, agents and in other capacities under our credit facilities.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  Notice to Prospective Investors in Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.

  Prohibition of Sales to European Economic Area Retail Investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU ("MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

  Notice to Prospective Investors in the United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") as amended or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each underwriter has represented and agreed that:

        (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

        (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to UK Retail Investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

  (ii)
  a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

  (iii)
  not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of "retained EU law", as defined in the EUWA; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

        No key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

  Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd ("SIX") or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

  Notice to Prospective Investors in Hong Kong

        No notes have been offered or sold or delivered, and no notes may be offered or sold or delivered in Hong Kong, by means of any document, other than to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the "SFO") and in the manner as permitted under the SFO or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the "C(WUMP)O"); or in other circumstances which would not result in this prospectus supplement constituting a "prospectus" as defined in the C(WUMP)O or which would not constitute an offer or invitation to the "public" within the meaning of the SFO. No document, invitation, offer or advertisement relating to the notes has been issued, circulated or distributed or has been in the possession of any person for the purpose of issue, circulation or distribution, or may be issued, circulated or distributed or may be in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and in the manner as permitted under the SFO or the C(WUMP)O.

        The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

  Notice to Prospective Investors in Japan

        The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the "FIEL"), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

  Notice to Prospective Investors in Singapore

        In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") and the Securities and Futures (Capital Markets Products) Regulations 2018 (the "CMP Regulations 2018"), unless otherwise specified before an offer of the notes, the notes have been classified as, and all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes have been classified as, capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

        This prospectus supplement and any other materials relating to the securities have not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the SFA. Accordingly, this prospectus supplement and any other document or materials issued in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities and securities-based derivative contracts (each as defined in Section 2(I) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or

  •
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

  Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Notice to Prospective Investors in Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Rule 2.3 (Offered Securities Rules) of the Markets Rules (MKT) VER15/07-19 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. This prospectus supplement relates to an Exempt Offer, which is not subject to any form of regulation or approval by the DFSA. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

  Notice to Prospective Investors in Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

  Notice to Prospective Investors in the United Arab Emirates

        This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), the Securities and Commodities Authority (the "SCA") or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

        This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of notes or other securities under the laws of the UAE. Each underwriter has represented and agreed that the notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the notes and is not making any recommendation with respect to any investment. Nothing contained in this prospectus supplement is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus supplement is for the information of prospective investors only and nothing in this prospectus supplement is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

VALIDITY OF SECURITIES

        The validity of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP provides legal services to us from time to time.

EXPERTS

        The consolidated financial statements of AmerisourceBergen Corporation appearing in AmerisourceBergen Corporation's Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of AmerisourceBergen Corporation's internal control over financial reporting as of September 30, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The historical financial statements of Walgreens Boots Alliance, Inc.'s Alliance Healthcare businesses as of and for the years ended August 31, 2020 and 2019, incorporated in this Prospectus by reference from Exhibit 99.1 of AmerisourceBergen Corporation's Current Report on Form 8-K dated March 23, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

AmerisourceBergen Corporation

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

        We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, purchase contracts and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

        We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "ABC." We have not yet determined whether any of the other securities covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to the offering of such securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Our executive offices are located at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 and our telephone number is (610) 727-7000.

        Investing in these securities involves certain risks. See "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2018

        The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        All references in this prospectus to "we," "us," "our," and "AmerisourceBergen" refer only to AmerisourceBergen Corporation and not to any existing or future subsidiaries of AmerisourceBergen Corporation, unless the context otherwise requires.

i

 RISK FACTORS

        Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in our filings with the Securities and Exchange Commission (which we refer to as the "SEC") that are incorporated by reference into this prospectus and under the caption "Risk Factors" in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading "Documents Incorporated by Reference."

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

        The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

        In addition, we may prepare and deliver one or more "free writing prospectuses" to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

        This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

        Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading "Documents Incorporated by Reference" and under the heading "Where You Can Find More Information."

        You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC's website at http://www.sec.gov and our website at www.amerisourcebergen.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC's website or our website. You can also call or write us for a copy as described below under "Documents Incorporated by Reference."

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-16671.

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 20, 2018;

  •
  Our Current Reports on Form 8-K filed with the SEC on November 6, 2018 (with items 1.01, 2.03 and 9.01) and November 13, 2018 and Form 8-K/A filed with the SEC on November 19, 2018; and

  •
  The description of our common stock contained in our Registration Statement on Form S-4/A (File No. 333-61440), filed with the SEC on July 27, 2001, and the related prospectus filed pursuant to Rule 424(b)(3), filed with the SEC on August 1, 2001, including any amendments or reports filed with the SEC for the purpose of updating such description.

        Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087
Telephone: (610) 727-7000
Attention: Secretary

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference into this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that are not statements of historical facts are hereby identified as forward-looking statements for these purposes and include, among others, statements with respect to:

  •
  our future economic performance, operating results, financial condition, capital resources or prospects;

  •
  projections of revenue, expenses, income and losses, earnings (losses) per share, capital expenditures, dividends, growth rates or other financial items;

  •
  market or industry trends,

  •
  legal or regulatory developments;

  •
  future events;

  •
  the anticipated effect of acquisitions, litigation, new (or changes to existing) laws, regulations or accounting principles or other matters on our business, economic performance, operating results, financial condition, capital resources or prospects;

  •
  our plans, objectives and strategies for future operations or otherwise; and

  •
  our expectations and beliefs.

        Words such as "expect," "likely," "outlook," "forecast," "would," "could," "should," "can," "project," "intend," "plan," "continue," "sustain," "synergy," "on track," "believe," "seek," "estimate," "anticipate," "may," "possible," "assume," variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following:

  •
  unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation;

  •
  competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services;

  •
  changes in pharmaceutical market growth rates;

  •
  changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid;

  •
  increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding;

  •
  declining reimbursement rates for pharmaceuticals;

  •
  federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances;

  •
  increased public concern over the abuse of opioid medications;

  •
  prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, and any related disputes, including shareholder derivative lawsuits;

  •
  increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs;

  •
  material adverse resolution of pending legal proceedings;

  •
  the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers;

  •
  changes to customer or supplier payment terms;

  •
  risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and us, including principally with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement;

  •
  changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions;

  •
  regulatory or enforcement action in connection with the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business;

  •
  suspension of production of CSPs, including continued suspension at our Memphis facility;

  •
  managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations;

  •
  financial market volatility and disruption;

  •
  substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer;

  •
  the loss, bankruptcy or insolvency of a major supplier;

  •
  changes to the customer or supplier mix;

  •
  malfunction, failure or breach of sophisticated information systems to operate as designed;

  •
  risks generally associated with data privacy regulation and the international transfer of personal data;

  •
  natural disasters or other unexpected events that affect our operations;

  •
  the impairment of goodwill or other intangible assets (including with respect to foreign operations), resulting in a charge to earnings;

  •
  the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of H.D. Smith and PharMEDium, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period;

  •
  the effects of disruption from the transactions on our business and the business of H.D. Smith and the fact that the transactions may make it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners;

  •
  our ability to manage and complete divestitures;

  •
  the disruption of our cash flow and ability to return value to our stockholders in accordance with our past practices;

  •
  interest rate and foreign currency exchange rate fluctuations; and

  •
  declining economic conditions in the United States and abroad;

  •
  other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally.

The risks and uncertainties referenced above are not intended to be exhaustive. We refer you to our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q filed after such Annual Report, including the information contained under the caption "Item 1A—Risk Factors" of such reports, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

        You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

 AMERISOURCEBERGEN CORPORATION

        We are one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, outsourced compounded sterile preparations, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians, and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services, niche premium logistics services, inventory management, pharmacy automation, pharmacy management, and packaging solutions.

        As used in this section of the prospectus only, references to "we" refer to AmerisourceBergen Corporation and its consolidated subsidiaries.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (which we refer to as our "certificate of incorporation"), our amended and restated bylaws (which we refer to as our "bylaws"), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If any particular terms of the common stock or preferred stock described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the "DGCL").

Authorized Capital Stock

        We are authorized to issue a total of 610,000,000 shares of capital stock consisting of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        Our authorized common stock consists of 600,000,000 shares of common stock, par value $0.01 per share. Each outstanding share of common stock is entitled to one vote per share. Except as may be provided in a certificate of designations for a series of preferred stock, the holders of common stock have the exclusive right to vote for the election of directors and for all other purposes as provided by law and do not have cumulative voting rights.

        Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of AmerisourceBergen as may be declared by the board of directors from time to time out of the legally available assets or funds of AmerisourceBergen. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably all assets of AmerisourceBergen available for distribution to its stockholders.

        Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

        Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

        Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.

Preferred Stock

        Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. As of the date of this prospectus, no shares of preferred stock are outstanding.

        Unless otherwise set forth in the applicable certificate of designations for such series of preferred stock:

  •
  Holders of preferred stock will have no voting rights and will not be entitled to any notice of meeting of stockholders, except as required by applicable law;

  •
  Holders of preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on our common stock with respect to the same dividend period;

  •
  Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid to the date of final distribution whether or not earned or declared (subject to any cap set forth in the applicable certificate of designations for such series of preferred stock) before any distribution shall be paid, or set aside for payment, to holders of our common stock;

  •
  At the option of our board of directors, we may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable certificate of designations for such series of preferred stock;

  •
  Holders of our preferred stock have no preemptive rights and will have no liability for further calls or assessments; and

  •
  Our board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, with the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock and all other outstanding shares entitled to vote thereon.

        For any series of preferred stock that we may offer, our board of directors will determine and the prospectus supplement relating to such series will describe:

  •
  The designation and number of shares of such series;

  •
  The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

  •
  Any provisions relating to convertibility or exchangeability of the shares of such series;

  •
  The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

  •
  The voting powers, if any, of the holders of shares of such series;

  •
  Any provisions relating to the redemption of the shares of such series;

  •
  Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

  •
  Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

  •
  Any other specific terms, preferences, limitations or restrictions.

Certain Anti-Takeover Provisions of Our Certificate Incorporation, Bylaws and Delaware Law

        The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of AmerisourceBergen. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed.

  Undesignated Preferred Stock

        Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4.03 of our certificate of incorporation).

  Vacancies on the Board of Directors

        Our certificate of incorporation and our bylaws provide that, subject to any rights of holders of our preferred stock, any vacancies in our board of directors for any reason will be filled only by a majority of our directors remaining in office, and directors so elected will hold office until the next election of directors. The inability of our stockholders to fill vacancies on the board of directors may make it more difficult to change the composition of our board of directors. (Section 5.06 of our certificate of incorporation and Section 3.14 of our bylaws)

  No Cumulative Voting

        Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

  No Stockholder Action by Written Consent

        Our certificate of incorporation and our bylaws provide that our stockholders may not act by written consent which may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Section 6.03 of our certificate of incorporation and Section 2.10 of our bylaws)

  Ability to Call Special Meeting of Stockholders

        Our certificate of incorporation and our bylaws provide that special meetings of stockholders may be called at any time by our board of directors pursuant to a resolution duly adopted by a majority of the members of our board of directors and our stockholders holding at least 25% of the outstanding shares of common stock, subject to the procedures and other requirements set forth in our bylaws. (Section 6.03 of our certificate of incorporation and Section 2.02 of our bylaws)

  Advance Notification of Stockholder Nominations and Proposals

        Our certificate of incorporation and our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not less than 90 days nor more than 120 days prior to the anniversary of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Section 6.04 of our certificate of incorporation and Section 2.03 of our bylaws)

  Amendments to Bylaws

        Our certificate of incorporation and our bylaws provide that our board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of our stockholders. Our certificate of incorporation and our bylaws also provide that our stockholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of our stock present in person or represented by proxy at a meeting of our stockholders and entitled to vote on the adoption, alteration, amendment or repeal. (Section 11.01 of our certificate of incorporation and Section 9.01 of our bylaws)

  Business Combinations under Delaware Law

        We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, and sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation's outstanding voting stock.

  This prohibition is effective unless:

  •
  the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

  •
  at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company's board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election. (Section 9.01 of our certificate of incorporation)

Limitation of Personal Liability of Directors and Officers

        Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The DGCL and our certificate of incorporation do not permit exculpation for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or

  •
  for any transaction from which the director derived an improper personal benefit. (Section 7.01 of our certificate of incorporation)

        In addition, subject to certain exceptions set forth therein, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives. (Section 7.02 of our certificate of incorporation)

        In addition, our certificate of incorporation provides that we may advance to a director or officer expenses incurred in defending any action in advance of its final disposition. (Section 7.03 of our certificate of incorporation)

        The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Forum Selection

        Our bylaws provide, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject matter jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware). (Section 8.05 of our bylaws) Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.

Transfer Agent and Registrar

        Computershare serves as the registrar and transfer agent for our common stock. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the trading symbol "ABC." We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued under an indenture, dated as of November 19, 2009, between us and U.S. Bank National Association, as trustee. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general terms and provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture. Throughout the summary we have included parenthetical references to the indenture sections to help you locate the provisions being discussed. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

        When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.

        As used in this section of the prospectus, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership of Debt Securities."

General

        The indenture provides that we may issue unsecured senior or subordinated debt securities from time to time in one or more series, with different terms. The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our "senior indebtedness" (including senior debt securities), as described below under the heading "Subordinated Debt." Because the debt securities (both senior and subordinated) will be our unsecured obligations, our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries' earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indenture does not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

        The indenture does not limit the amount of debt securities that we may issue. We have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)

        The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  classification as senior or subordinated debt securities;

  •
  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  •
  the designation, aggregate principal amount and authorized denominations;

  •
  the maturity date;

  •
  the interest rate, if any, and the method for calculating the interest rate;

  •
  the interest payment dates and the record dates for the interest payments;

  •
  any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

  •
  the place where we will pay principal and interest;

  •
  if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

  •
  whether the debt securities will be issued in the form of global securities or certificates;

  •
  the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

  •
  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

  •
  any material United States federal income tax consequences;

  •
  the dates on which premium, if any, will be paid;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any listing on a securities exchange;

  •
  the initial public offering price; and

  •
  other specific terms, including any additional events of default or covenants. (Section 3.01)

Subordinated Debt

        Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our "senior indebtedness." The indenture defines "senior indebtedness" as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the subordinated debt securities are issued or created, incurred, or thereafter guaranteed or assumed. "Senior indebtedness" does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. (Section 13.01)

        In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. (Section 13.01) These events include:

  •
  any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

  •
  a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

  •
  the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to Section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture. (Sections 13.02, 13.03, 13.04, and 13.05)

        Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.

Events of Default

        When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

          (1)   default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

          (2)   default in paying principal, or premium, if any, on the debt securities when due;

          (3)   default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

          (4)   default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;

          (5)   certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to AmerisourceBergen Corporation has occurred; or

          (6)   any other Events of Default set forth in the prospectus supplement. (Section 5.01)

If an Event of Default (other than an Event of Default specified in clause (5)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. (Section 5.02) If an Event of Default under the indenture specified in clause (5) occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder. (Section 5.02)

        After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. (Section 5.02) The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series. (Section 5.13)

        Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 5.07) These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment. (Section 5.08)

        During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person's own affairs. (Section 6.01) If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. (Section 5.07) Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee. (Section 5.12)

        The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.02)

Modification and Waiver

        The indenture may be amended or modified without the consent of any holder of debt securities in order to:

  •
  evidence a succession of the trustee;

  •
  cure ambiguities, defects or inconsistencies;

  •
  provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

  •
  make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

  •
  add guarantors with respect to the debt securities of any series;

  •
  secure the debt securities of a series;

  •
  establish the form or forms of debt securities of any series;

  •
  maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any change that does not adversely affect in any material respect the interests of any holder. (Section 9.01)

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  reduce the principal amount, or extend the fixed maturity, of the debt securities;

  •
  alter or waive the redemption provisions of the debt securities;

  •
  change the currency in which principal, any premium or interest is paid;

  •
  reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

  •
  impair the right to institute suit for the enforcement of any payment on the debt securities;

  •
  waive a payment default with respect to the debt securities or any guarantor;

  •
  reduce the interest rate or extend the time for payment of interest on the debt securities;

  •
  adversely affect the ranking of the debt securities of any series; or

  •
  release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture. (Section 9.02)

Consolidation, Merger or Sale of Assets

        The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

  •
  we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

  •
  immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

  •
  we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture. (Section 8.01)

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor. (Section 8.02)

No Restrictive Covenants; No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any restrictive covenants, including covenants restricting either us or our subsidiaries from:

  •
  entering into one or more additional indentures providing for the issuance of debt securities;

  •
  from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured;

  •
  from entering into sale and leaseback transactions;

  •
  from paying dividends or making other distributions on our respective capital stock; or

  •
  from purchasing or redeeming our respective capital stock.

        Also, unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any financial ratios or specified levels of net worth or liquidity to which either we or our subsidiaries must adhere or contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

        We may terminate our obligations under the indenture, when:

  •
  either:

  •
  all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

  •
  all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

  •
  we have paid or caused to be paid all other sums then due and payable under the indenture; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 4.01)

        We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due;

  •
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee; and

  •
  the defeasance provisions of the indenture. (Section 4.01)

        In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). Any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" above will no longer constitute an Event of Default for that series. (Section 4.03)

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

  •
  money in an amount;

  •
  U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

  •
  a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

  •
  no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

  •
  the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

  •
  the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

  •
  the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with. (Sections 4.01 and 4.02)

Governing Law

        Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.12)

No Personal Liability of Directors, Officers, Stockholders or Employees

        The indenture provides that there will be no recourse against any of our incorporators, stockholders, directors, officers or employees, past, present or future, for the payment of the principal of, premium, if any, or the interest, if any, on any securities of any series authenticated and delivered from time to time under the indenture, or for any claim based on such securities, or upon any obligation, covenant or agreement of the indenture. The indenture also provides that all such securities are solely corporate obligations, and that no personal liability attaches or will attach to any such incorporator, stockholder, director, officer or employee because of the incurring of the indebtedness authorized under the indenture. Each holder, as a condition of, and as part of the consideration for, the execution of the indenture and the issuance of such debt securities, waives and releases all such personal liability.

Concerning our Relationship with the Trustee

        U.S. Bank is a lender and issuing bank in connection with our senior unsecured revolving credit facility, which we generally refer to as our "multi-currency revolving credit facility", and a lender in connection with our variable rate term loan which matured in 2020. In addition, U.S. Bank provides certain cash management services to us and our subsidiaries.

Transfer and Exchange

        The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Legal Ownership of Debt Securities

        Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered form. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the "holders" of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as "indirect holders" of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

  Book-Entry Holders

        If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. (Section 3.08) Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        In the future, we may terminate a global security under the circumstances specified below under the heading "What Is a Global Security?—Special Situations When a Global Security Will Be Terminated" or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in "street name." Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer below to "you," we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to "your debt securities," we mean the debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under the heading "Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under the heading "Legal Ownership of Debt Securities" above;

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under the heading "Legal Ownership of Debt Securities."

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

  •
  if we notify the trustee that we wish to terminate that global security.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

 DESCRIPTION OF DEPOSITARY SHARES

        The following summary of certain provisions of the depositary shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of such depositary shares. You should refer to the provisions of the applicable depositary agreement and related depositary receipt and applicable prospectus supplement for more specific information about the depositary shares we may offer. If any particular terms of the depositary agreements and related depositary receipts described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares

        Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

        Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares

        Upon surrender of depositary receipts representing any number of whole shares at the depositary's office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

        The depositary agreement may be terminated by us or the depositary if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

        Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous

        The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

 DESCRIPTION OF WARRANTS

        The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

        We may issue warrants for the purchase of our common stock, preferred stock, debt securities, depositary shares, units or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  other material terms of the warrants.

        Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

 DESCRIPTION OF PURCHASE CONTRACTS

        The following summary of certain provisions of the purchase contracts is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase contract that will be filed with the SEC in connection with the offering of such purchase contracts. You should refer to the provisions of the applicable purchase contract and applicable prospectus supplement for more specific information about the purchase contracts we offer. If any particular terms of the purchase contract described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, or a combination thereof, as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable thereunder. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof, or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may also require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts will be issued under the indenture.

        Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, depositary shares, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of the unit agreement governing the units; and

  •
  a description of the provisions for payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

  •
  through agents;

  •
  to dealers;

  •
  to underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be made from time to time in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at prices determined by an auction process; or

  •
  at negotiated prices.

Through Agents

        We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"). Any agent will be acting on a "best efforts" basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

        The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

        We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

        We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

        Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

        Underwriters, dealers and agents (or one ore more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of AmerisourceBergen Corporation appearing in AmerisourceBergen Corporation's Annual Report (Form 10-K) for the year ended September 30, 2018 including the schedule appearing therein, and the effectiveness of AmerisourceBergen Corporation's internal control over financial reporting as of September 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

AmerisourceBergen Corporation

$                     % Senior Notes due

$                     % Senior Notes due

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Morgan Stanley	Wells Fargo Securities

                                    , 2021